                                                                   Exhibit 10.16

                                AGREEMENT OF SALE

                                   DATED AS OF
                               NOVEMBER 10, 2005,

                                 BY AND BETWEEN

                     CARFAX ENTERPRISES LIMITED PARTNERSHIP

                                       AND

                           COLUMBIA EQUITY TRUST, INC.

                                TABLE OF CONTENTS

1.  Agreement to Sell and Purchase.........................................    1
2.  Price and Payment......................................................    2
3.  Closing................................................................    3
4.  Condition of Properties and Title......................................    3
5.  Survey.................................................................    5
6.  Conditions to Closing..................................................    6
    (a) Purchaser's Conditions.............................................    6
    (b) Seller's Conditions................................................    9
    (c) Conditions Generally...............................................   10
    (d) Closing Delivery Covenants.........................................   10
7.  Seller's Representations...............................................   11
    (a) Representations....................................................   11
    (b) Limitations on Seller's Representations and Warranties.............   15
    (c) No Other Representations or Warranties.............................   15
    (d) Seller's Knowledge.................................................   16
8.  Purchaser's Representations............................................   16
    (a) Representations....................................................   16
    (b) Purchaser's Knowledge..............................................   17
9.  Covenants..............................................................   17
    (a) Covenants of Seller................................................   17
    (b) Covenants of Purchaser.............................................   18
10. Apportionments.........................................................   18
11. Closing Matters........................................................   21
    (a) Payment of Recording, Title, and Other Fees........................   21
    (b) Transfer of Utilities..............................................   22
12. Study Period...........................................................   22
    (a) Length of Study Period.............................................   22
    (b) Purchaser's Termination............................................   23
    (c) Due Diligence Indemnity............................................   23

    (d) Additional Inspection..............................................   24
    (e) Review of Contracts................................................   24
13. Risk of Loss...........................................................   24
    (a) Destruction or Damage Prior to Closing.............................   24
    (c) Condemnation.......................................................   25
14. Brokerage..............................................................   26
15. Failure to Close.......................................................   26
    (a) Purchaser's Default................................................   26
    (b) Seller's Default...................................................   27
16. Notices................................................................   27
17. Choice of Law..........................................................   28
18. Indemnification Generally..............................................   28
    (a) Seller's Indemnification...........................................   29
    (b) Purchaser's Indemnification........................................   29
    (c) Scope of Indemnification...........................................   29
    (d) Procedures for Indemnification.....................................   29
19. Survival...............................................................   29
20. Miscellaneous..........................................................   30
    (a) Entire Agreement; Exhibits.........................................   30
    (b) Amendments.........................................................   30
    (c) Press Releases.....................................................   30
    (d) Binding Effect.....................................................   30
    (e) Partial Invalidity.................................................   30
    (f) Recordation of Agreement...........................................   30
    (g) Prevailing Party Costs.............................................   31
    (h) Headings; Section, Exhibit and Schedule References.................   31
    (i) Counterparts.......................................................   31
    (j) Assignment.........................................................   31
    (k) No Waiver..........................................................   31
    (l) No Other Parties...................................................   31
    (m) Certain Definitions................................................   31
    (n) Time of the Essence................................................   32
    (o) Business Days......................................................   32
    (p) Execution by Facsimile.............................................   32
21. Escrow Provisions......................................................   31

                                AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (the "Agreement") is made, and is intended to be effective, as of November 10, 2005 (the "Effective Date"), by and between CARFAX ENTERPRISES LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), and COLUMBIA EQUITY TRUST, INC., a Maryland corporation (or its permitted assignee in accordance with this Agreement)("Purchaser").

                                    RECITALS:

     R-1. Seller is the owner of that certain improved real property located at and known as 10467 White Granite Drive, Oakton, Virginia 22124, as identified more particularly in Exhibit A-1 attached hereto and made a part hereof (the "Oakton Property").

     R-2. Seller is the owner of that certain improved real property located at and known as 625 Slaters Lane, Alexandria, VA 22314, as identified more particularly in Exhibit A-2 attached hereto and made a part hereof (the "Towngate Property").

     R-3. Seller desires to sell the Oakton Property and the Towngate Property to Purchaser, and Purchaser desires to purchase the Oakton Property and the Towngate Property from Seller, subject to and in accordance with all of the terms and provisions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. AGREEMENT TO SELL AND PURCHASE. Purchaser agrees to purchase from Seller, and Seller agrees to sell and convey to Purchaser, in accordance with all of the terms and conditions specified in this Agreement, the following:

          (A) the Oakton Property together with (i) any and all improvements, appurtenances, rights, privileges, and easements benefiting, belonging or pertaining to the Oakton Property; (ii) any right, title, and interest of Seller in and to any land lying in the bed of any street, road, or highway or other right-of-way, whether existing or proposed, in front of or adjoining the Oakton Property; (iii) all of Seller's right, title and interest in and to fixtures used in connection with the operation of the improvements on the Oakton Property and located therein, including without limitation any of the following: boilers, pumps, tanks, electric panel switchboards, lighting equipment and wiring, heating, plumbing, ventilating and air conditioning apparatus and equipment, elevators, escalators, and conveyors; (iv) all other tangible personal property owned by Seller and located and used at the Oakton Property, including all security and alarm systems, cables, conduits, and telecommunication facilities servicing the Oakton Property (except for such personal property, if any, maintained on the Oakton Property by ELV Associates, Inc.); (v) all transferable licenses and warranties, if any; and (vi) the "Oakton Leases" (as defined in Section 7(viii) hereof (collectively, the "Oakton Property"); and

          (B) the Towngate Property together with (i) any and all improvements, appurtenances, rights, privileges, and easements benefiting, belonging or pertaining to the Towngate Property; (ii) any right, title, and interest of Seller in and to any land lying in the bed of any street, road, or highway or other right-of-way, whether existing or proposed, in front of or adjoining the Towngate Property; (iii) all of Seller's right, title and interest in and to fixtures used in connection with the operation of the improvements on the Towngate Property and located therein, including without limitation any of the following: boilers, pumps, tanks, electric panel switchboards, lighting equipment and wiring, heating, plumbing, ventilating and air conditioning apparatus and equipment, elevators, escalators, and conveyors; (iv) all other tangible personal property owned by Seller and located and used at the Towngate Property, including all security and alarm systems, cables, conduits, and telecommunication facilities servicing the Towngate Property (except for such personal property, if any, maintained on the Towngate Property by ELV Associates, Inc.); (v) all transferable licenses and warranties, if any; and
(vi) the "Towngate Leases" (as defined in Section 7(viii) hereof) (collectively, the "Towngate Property") (the Oakton Property and the Towngate Property are hereinafter sometimes referred to, collectively, as the "Properties").

     2. PRICE AND PAYMENT. The aggregate purchase price for the Properties shall be the sum of TWENTY-SIX MILLION EIGHT HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($26,850,000.00) (the "Purchase Price"). For purposes of tax reporting only, the Purchase Price shall be allocated between the Properties as follows: SIXTEEN MILLION ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($16,150,000.00) as and for the purchase price for the Oakton Property, and TEN MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($10,700,000.00) as and for the purchase price for the Towngate Property. The Purchase Price shall be payable as follows:

          (A) (i) Not later than 5:00 o'clock p.m. (local Virginia time) on the second business day following the full execution of this Agreement by Seller and Purchaser, Purchaser shall deliver, or cause to be delivered, the sum of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00) (the "Initial Deposit"), by wire transfer of immediately available federal funds actually received, to Commercial Title Group, 8605 Westwood Center Drive, Suite 200, Vienna, Virginia 22182 (the "Escrow Agent" or the "Settlement Agent").

               (ii) On condition that this Agreement is not terminated by Purchaser in accordance with Section 12 hereof, Purchaser, not later than 5:00 o'clock p.m. (local Virginia time) on the second business day following the Study Period Termination Date (as defined in Section 12(a) hereof), shall increase the Initial Deposit to ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) by delivering to the Escrow Agent an additional deposit (the "Additional Deposit") in the amount of EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($800,000.00), in the form of immediately available federal funds actually received (the Initial Deposit and the Additional Deposit being hereinafter referred to as the "Deposit").

               (iii) If Purchaser exercises its option to extend the Closing Date for up to an additional thirty (30) days in accordance with Section 3 hereof, then Purchaser, not later than 5:00 o'clock p.m. (local Virginia time) on the second business day following the "Closing Extension Date" as defined in
Section 3 hereof, shall increase the Deposit to ONE MILLION

FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) by delivering to the Escrow Agent an additional deposit (the "Extension Deposit") in the amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), in the form of immediately available federal funds actually received (the Deposit and the Extension Deposit being hereinafter referred to as the "Deposit").

               (iv) On condition that this Agreement is not terminated by Purchaser in accordance with Section 12 hereof, the Deposit shall be non-refundable, except as specifically provided for in Section 15(b) hereof or elsewhere in this Agreement.

               (v) The Settlement Agent shall hold any and all deposits received under this Section 2 in escrow in accordance with and pursuant to the provisions of Section 21 hereof. For the purposes of the interest-bearing account specified in Section 21, Purchaser's tax identification number is set forth below Purchaser's signature hereto.

          (B) The balance of the Purchase Price (the "Purchase Price Balance"), after taking into account the applicable Deposit under and pursuant to this
Section 2, and subject to prorations and adjustments as provided for in this Agreement, shall be paid by Purchaser at "Closing" (as hereinafter defined) by wire transfer of immediately available federal funds actually received and credited to the account of the Settlement Agent to be designated by it in writing prior to Closing.

     3. CLOSING. Subject to the other applicable provisions of this Agreement and to the immediately succeeding sentence, closing of the transactions contemplated hereby (the "Closing") shall occur at the offices of the Settlement Agent at 10:00 a.m. on the tenth (10th) business day following the Study Period Termination Date as defined in Section 12 hereof, or if that day is not a business day, then on the immediately succeeding business day, or on such other day, or at such other time or place as may be otherwise agreed upon by Seller and Purchaser in their respective sole discretion. Purchaser shall have the option to extend the date for the Closing for up to a maximum period of thirty
(30) days provided that and on specific condition that Purchaser (a) delivers to Seller on a date (the "Closing Extension Date") not later than three (3) business days prior to the originally scheduled date for Closing a written notice exercising such option and specifying the new date for Closing, and (b) delivers to the Escrow Agent on or before the Closing Extension Date the Extension Deposit in accordance with Section 2 hereof. The term "Closing Date," as used in this Agreement, shall mean the date when the transactions contemplated hereunder are consummated.

     4. CONDITION OF PROPERTIES AND TITLE.

          (A) Purchaser shall purchase each of the Oakton Property and the Towngate Property in its present "AS IS, WHERE IS, WITH ALL FAULTS" condition, subject to the reasonable and ordinary wear and tear of the Oakton Property and the Towngate Property, as applicable, between the Effective Date and the Closing Date, and to the other applicable provisions of this Agreement.

          (B) Title to each of the Oakton Property and the Towngate Property to be conveyed to Purchaser shall be fee simple title, good and clear of record and in fact, and marketable, and shall be insurable on, and a recognized title insurance company licensed to do business in the Commonwealth of Virginia and reasonably acceptable to Purchaser (the "Title Company") shall be willing to issue, an ALTA standard full coverage form owner's commercial title insurance policy with all endorsements reasonably requested by Purchaser (the "Title Policy") at standard premium rates; subject, however, to those matters (if any) affecting title to the Oakton Property or the Towngate Property, as may be applicable, that are set forth in Schedule B to the "Title Commitment" (as hereinafter defined) related to the Oakton Property or the Towngate Property, as may be applicable, and accepted by Purchaser in accordance with this Section 4.

          (C) (i) Purchaser, at its sole expense, promptly shall order from the Title Company an ALTA standard full coverage commitment for owner's title insurance for each of the Oakton Property and the Towngate Property (each, a "Title Commitment"), together with copies of all documents and instruments affecting title to the Oakton Property or the Towngate Property, as may be applicable, and otherwise mentioned in the Title Commitment.

               (ii) If Purchaser determines, in its sole discretion, that title to either of the Oakton Property or the Towngate Property is not satisfactory, then Purchaser promptly shall deliver written notification of such determination (the "Disapproved Title Matters") to Seller on or prior to the Study Period Termination Date. If Purchaser does not deliver written notice of the Disapproved Title Matters to Seller on or prior to the Study Period Termination Date, then Purchaser shall be deemed to have approved the state of the title to the Oakton Property and the Towngate Property, and to have received from the Title Company a Title Commitment for each of the Oakton Property and the Towngate Property, including all endorsements thereto, as required under this
Section 4, and Purchaser shall not have any further right to object to the condition of title to either the Oakton Property or the Towngate Property.

               (iii) If Seller receives written notice from Purchaser of the Disapproved Title Matters on or prior to the Study Period Termination Date in accordance with the provisions of this Section 4, then Seller may elect by written notice to Purchaser, within five business days after its receipt of written notice from Purchaser of the Disapproved Title Matters, (1) to take such actions at its own expense as are commercially reasonable (not involving litigation) to correct the Disapproved Title Matters and Seller shall have a period of forty-five (45) calendar days from the date of Seller's election to do so, or (2) not to take any remedial action. If Seller fails timely to elect either option (1) or (2), then Seller shall be deemed to have elected option (2) above. If Seller elects option (1) above and is unable to correct the Disapproved Title Matters within said forty-five (45) day period, then Seller shall deliver written notice of same to Purchaser within five business days after the expiration of said forty-five (45) period, whereupon Purchaser shall have the right, exercisable by written notice delivered to Seller within five business days after Purchaser's receipt of Seller's notice, (A) to terminate this Agreement, or (B) to agree to accept both of the Properties subject to such of the Disapproved Title Matters that Seller has been unable to correct and to proceed promptly to Closing. If Purchaser fails timely to elect either of options (A) or (B), then Purchaser shall be deemed to have elected option (A). If Seller elects, or is deemed to have elected, option (2) above, then Purchaser shall have the right to elect either of options (A) or (B) above by written notice to Seller within five business days after Purchaser's receipt of Seller's written notice of said election (or if Seller fails to make a timely election, within three business days after receipt of Seller's written request for Purchaser's election), and the procedures outlined above shall apply. If Purchaser terminates or is deemed to have terminated this Agreement in accordance with this Section, then the Deposit and all accrued interest thereon shall be refunded to Purchaser, and no party shall have any further rights, liabilities, or obligations in connection with this Agreement, except for those which may arise under Section 12(c) hereof.

               (iv) The Closing Date shall be deferred reasonably, if necessary, to take into account the forty-five (45) day period provided to Seller in clause
(iii) above.

          (D) Notwithstanding anything in the foregoing to the contrary, any deed of trust, mortgage, judgment lien, perfected mechanic's lien, tax lien, security interest, financing statement, or other monetary lien against either of the Properties (each, a "Lien") shall be removed by Seller at or prior to the Closing, whether or not Purchaser provides written notice to Seller of such Lien. Seller hereby authorizes the Settlement Agent to use Purchaser's funds payable at Closing for the satisfaction and discharge of any Lien.

     5. SURVEY.

          (A) Seller and Purchaser each acknowledges and confirms that prior to or contemporaneously with the full execution of this Agreement, Seller has delivered to Purchaser a current certified survey of each of the Properties (each, a "Survey", and collectively, the "Surveys") prepared by a licensed surveyor. At Closing, Seller shall receive a credit from Purchaser in the amount of Seven Thousand One Hundred Twenty-Nine and 00/100 Dollars ($7,129.00) as reimbursement for the aggregate cost of the Surveys. If Purchaser determines, in its sole discretion, that the Survey of either Property is not satisfactory, then Purchaser promptly shall deliver written notification of such determination (the "Disapproved Survey Matters") to Seller on or prior to Study Period Termination Date. If Purchaser does not deliver written notice of the Disapproved Survey Matters to Seller on or prior to the Study Period Termination Date, then Purchaser shall be deemed to have approved the Survey for each Property and the matters contained therein, and Purchaser shall not have any further right to object to the Survey for either Property.

          (B) (i) If Seller receives written notice from Purchaser of the Disapproved Survey Matters on or prior to the Study Period Termination Date in accordance with the provisions of this Section 5, then Seller may elect by written notice to Purchaser, within five business days after receipt of written notice from Purchaser of the Disapproved Survey Matters, (1) to take such actions at its own expense as are commercially reasonable (not involving litigation) to correct the Disapproved Survey Matters and Seller shall have a period of forty-five (45) calendar days from the date of Seller's election to do so, or (2) not to take any remedial action. If Seller fails timely to elect either option (1) or (2), then Seller shall be deemed to have elected option (2) above. If Seller elects option (1) above and is unable to correct the Disapproved Survey Matters within said forty-five (45) day period, then Seller shall deliver written notice of same to Purchaser within five business days after the expiration of said forty-five (45) period, whereupon Purchaser shall have the right, exercisable by written notice delivered to Seller within five business days after Purchaser's receipt of Seller's notice, (A) to terminate this Agreement or (B) to agree to accept both of the Properties subject to such of the Disapproved Survey Matters that Seller has been unable to correct and to proceed promptly to Closing. If Purchaser timely fails to elect either of options (A) or (B), then Purchaser shall be deemed to have elected option (A). If Seller elects, or is deemed to have elected, option (2) above, then Purchaser shall have the right to elect either of options (A) or (B) above by written notice to Seller within five business days after Purchaser's receipt of Seller's written notice of said election (or if Seller fails to make a timely election, within three business days after receipt of Seller's written request for Purchaser's election), and the procedures outlined above shall apply. If Purchaser terminates or is deemed to have terminated this Agreement in accordance with this Section, then the Deposit and all accrued interest thereon shall be refunded to Purchaser, and no party shall have any further rights, liabilities, or obligations in connection with this Agreement, except for those which may arise under Section 12(c) hereof.

               (ii) The Closing Date shall be deferred reasonably, if necessary, to take into account the forty-five (45) day period provided to Seller in clause
(i) above.

     6. CONDITIONS TO CLOSING.

          (A) PURCHASER'S CONDITIONS. Purchaser's obligation to pay the Purchase Price Balance, to accept title to each of the Properties, and otherwise to consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date (except with respect to Section 6(a)(iv) which shall be satisfied within the time period specified therein):

               (i) Seller shall deliver to Purchaser (or to the Settlement Agent) on or before the Closing Date the following (collectively, "Seller's Closing Documents"):

                    (1) a special warranty deed with respect to the Oakton Property, in substantially the form attached hereto as Exhibit B-1 (the "Oakton Deed"), duly executed and acknowledged by Seller;

                    (2) a special warranty deed for the Towngate Property, in substantially the form attached hereto as Exhibit B-2 (the "Towngate Deed"), duly executed and acknowledged by Seller;

                    (3) a bill of sale with respect to the Oakton Property, in substantially the form attached hereto as Exhibit C-1 (the "Oakton Bill of Sale"), duly executed and acknowledged by Seller;

                    (4) a bill of sale with respect to the Towngate Property, in substantially the form attached hereto as Exhibit C-2 (the "Towngate Bill of Sale"), duly executed and acknowledged by Seller;

                    (5) an assignment and assumption of leases agreement with respect to the Oakton Property, in substantially the form attached hereto as Exhibit D-1 (the "Oakton Lease Assignment"), duly executed and acknowledged by Seller, transferring all of Seller's right, title and interest, as landlord, in, to and under the Oakton Leases (as hereinafter defined), and all security deposits made under the Oakton Leases, and providing for Purchaser's assumption thereof and for mutual indemnities;

                    (6) an assignment and assumption of leases agreement with respect to the Towngate Property, in substantially the form attached hereto as Exhibit D-2 (the "Towngate Lease Assignment"), duly executed and acknowledged by Seller, transferring all of Seller's right, title and interest, as landlord, in, to and under the Towngate Leases (as hereinafter defined), and all security deposits made under the Towngate Leases, and providing for Purchaser's assumption thereof and for mutual indemnities;

                    (7) a general assignment and assumption agreement with respect to the Oakton Property, in substantially the form attached hereto as Exhibit E-1 ("Oakton General Assignment"), assigning to Purchaser all of Seller's right, title and interest in and to all Oakton Contracts (as hereinafter defined) that are assumed by Purchaser pursuant to and in accordance with the provisions of this Agreement, and all warranties and guaranties related to the Oakton Property, to the extent transferable, and providing for Purchaser's assumption thereof and for mutual indemnities;

                    (8) a general assignment and assumption agreement with respect to the Towngate Property, in substantially the form attached hereto as Exhibit E-2 ("Towngate General Assignment"), assigning to Purchaser all of Seller's right, title and interest in and to all Towngate Contracts (as hereinafter defined) that are assumed by Purchaser pursuant to and in accordance with the provisions of this Agreement, and all warranties and guaranties related to the Towngate Property, to the extent transferable, and providing for Purchaser's assumption thereof and for mutual indemnities;

                    (9) fully executed originals (or copies certified as true and correct, if originals are not available) of all Oakton Leases and Towngate Leases and Oakton Contracts and Towngate Contracts, and all rent records with respect to current Oakton Tenants (as hereinafter defined) and Towngate Tenants (as hereinafter defined) in the possession or under the control of Seller;

                    (10) an amount equal to the total of all tenant security deposits under the Oakton Leases and the Towngate Leases, or, at Seller's option, in lieu of delivery of such an amount, a credit equal to such amount shall be allowed against the Purchase Price Balance (to the extent any deposits are in a form other than cash, such deposits shall be transferred to Purchaser at Closing in a manner reasonably acceptable to Purchaser);

                    (11) to the extent the same are in Seller's or Seller's agent's possession, a complete set of keys, codes, and other security devices for each of the Properties;

                    (12) a letter, duly executed by Seller, to each Oakton Tenant and each Towngate Tenant (as hereinafter defined) (collectively, the "Tenant Letters") in substantially the form attached hereto as Exhibit F-1, informing them of the change in ownership of the respective Properties, and a letter, duly executed by Seller, to each of the other parties to the Oakton Contracts and the Towngate Contracts being assumed by Purchaser (collectively, the "Contractor Letters"), in substantially the form attached hereto as Exhibit F-2, informing them of the change in ownership of the respective Properties;

                    (13) an amount, paid in immediately available federal funds to the Settlement Agent, equal to and in payment of all amounts payable by Seller under Section 11(a) hereof;

                    (14) Foreign Investment in Real Property Tax Act Affidavit, duly completed by Seller, substantially in the form of Exhibit G attached hereto;

                    (15) copies of certificates of good standing of Seller certified by an appropriate official of the State of Delaware and of the Commonwealth of Virginia, respectively, and dated as of a date not earlier than thirty (30) days before the Closing Date; a partnership resolution; a resolution from the general partner of Seller; and an incumbency certificate to evidence Seller's capacity and authority to consummate the Closing;

                    (16) certificate that the representations and warranties of Seller specified in Section 7 hereof are true and accurate in all material respects as of the Closing Date;

                    (17) an owner's title affidavit with respect to each of the Oakton Property and the Towngate Property, in substantially the form attached hereto as Exhibit H;

                    (18) to the extent in Seller's possession or under the reasonable control of the Seller, and not previously delivered to Purchaser, originals (or copies, if originals are not available) of all documents and books and records reasonably related to and necessary for the continued operation of each of the Properties, including without limitation lease files, rent records, escalation records, and maintenance records (but specifically excluding any confidential business records of Seller); and

                    (19) such other instruments, agreements, and documents as may be reasonably required to consummate the transactions contemplated hereby, provided the same do not increase Seller's obligations or liabilities beyond those otherwise created by this Agreement, including without limitation a settlement statement specifying the charges, credits, and adjustments to each party to the transaction.

               (ii) Subject to any actions taken by Seller between the Effective Date and the Closing Date in accordance with the provisions of this Agreement, the representations and warranties of Seller contained in this Agreement as of the Effective Date shall be true and correct in all material respects at and as of the Closing Date, as if such representations and warranties were made at and as of the Closing Date, and Seller shall have performed and complied with all covenants, agreements, conditions, terms, and provisions of this Agreement required to be performed or complied with by Seller prior to or at the Closing.

               (iii) Title to each of the Properties shall conform with the requirements of Section 4.

               (iv) Seller shall use commercially reasonable efforts, which shall not include any expenditure of funds, to deliver to Purchaser, not later than 5:00 o'clock p.m. (Virginia local time) on or before November 21, 2005, (1) an executed and dated estoppel certificate from the owners association of the Towngate Property in substantially the form attached hereto as Exhibit I-1, and
(2) an executed and dated estoppel certificate in substantially the form attached hereto as Exhibit I-2 from the Oakton Tenants and the Towngate Tenants and from any subtenant of either the Oakton Tenants or the Towngate Tenants (a "Subtenant"); provided, however, that, with respect to each Subtenant, the form of Exhibit I shall be appropriately modified to reflect that it is in connection with a sublease), and provided further, however, (A) that Seller shall not have any liability if and in the event any one or more of such estoppel certificates is not received by Purchaser; and (B) that in the event that Purchaser does not terminate this Agreement on or before the Study Period Termination Date pursuant to and in accordance with Section 12 hereof, then, unless Seller and Purchaser otherwise have agreed in writing, Purchaser shall be deemed to have approved the form and substance of all such estoppel certificates delivered by Seller on or before the Study Period Termination Date and to have waived the requirement of the receipt of an estoppel certificate from any Oakton Tenant or any Towngate Tenant or any Subtenant which has not been delivered by Seller on or before the Study Period Termination Date. In connection with the foregoing, Seller and Purchaser each confirms and agrees that Seller shall have satisfied its obligations hereunder by delivering to Purchaser on or before November 21, 2005, executed and dated estoppel certificate from those Oakton Tenants who collectively lease at least 80% of the Oakton Property and from those Towngate Tenants who collectively lease at least 80% of the Towngate Property.

          (B) SELLER'S CONDITIONS. Seller's obligation to deliver title to each of the Properties and to otherwise consummate the transactions contemplated hereby shall be subject to compliance by Purchaser with the following conditions precedent on and as of the Closing Date:

               (i) Purchaser shall deliver to Seller (or to the Settlement Agent acting on Seller's behalf) the Purchase Price Balance (subject to adjustments and prorations), and any such instruction, as may be necessary, to release the Deposit and apply it to payment of the Purchase Price.

               (ii) Purchaser shall deliver to Seller (or to the Settlement Agent acting on Seller's behalf) on or before the Closing Date the following ("Purchaser's Closing Documents"):

                    (1) duly executed and acknowledged counterparts of the Oakton Lease Assignment, the Towngate Lease Assignment, the Oakton General Assignment, the Towngate General Assignment, the Tenant Letters, and the Contractor Letters;

                    (2) an amount, payable in immediately available funds to the Settlement Agent, equal to and in payment of all amounts payable by Purchaser under Section 11(a) hereof;

                    (3) a copy of the certificate of good standing of Purchaser certified by an appropriate official of the State of Purchaser's organization and a copy of a current good standing certificate of Purchaser from the Commonwealth of Virginia, each dated as of a date not earlier than thirty (30) days before the Closing Date; and such resolutions and incumbency certificates as are reasonably necessary to evidence Purchaser's capacity and authority to consummate the Closing;

                    (4) a certificate that the representations and warranties of Purchaser specified in Section 8 hereof are true and correct in all material respects as of the Closing Date; and

                    (5) such other instruments, agreements, and documents as may be reasonably required to consummate the transactions contemplated hereby, provided that the same do not increase Purchaser's obligations or liabilities beyond those otherwise created by this Agreement, including without limitation a settlement statement specifying the charges, credits, and adjustments to each party.

               (iii) Subject to any actions taken by Purchaser between the Effective Date and the Closing Date in accordance with the provisions of this Agreement, the representations and warranties of Purchaser contained in this Agreement as of the Effective Date shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Purchaser shall have performed and complied with all covenants, agreements, conditions, terms, and provisions of this Agreement required to be performed or complied with by Purchaser prior to or at the Closing.

          (C) CONDITIONS GENERALLY. The foregoing conditions are for the benefit only of the party for whom they are specified to be conditions precedent, and such party may, in its sole discretion, waive any or all of such conditions and proceed to Closing under this Agreement without any increase in, abatement of, or credit against the Purchase Price except as expressly provided herein.

          (D) CLOSING DELIVERY COVENANTS.

               (i) Seller agrees that, provided that Purchaser is not in default hereunder and Seller is otherwise required to close hereunder, Seller shall deliver to Purchaser (or to the Settlement Agent) Seller's Closing Documents on or before the Closing Date.

               (ii) Purchaser agrees that, provided Seller is not in default hereunder and Purchaser is otherwise obligated to close hereunder, Purchaser shall deliver to Seller (or to the Settlement Agent on Seller's behalf) the Purchase Price Balance (as adjusted) and Purchaser's Closing Documents on or before the Closing Date.

     7. SELLER'S REPRESENTATIONS.

          (A) REPRESENTATIONS. Seller represents and warrants to Purchaser as of the Effective Date and as of the Closing as follows:

               (i) GOOD STANDING. Seller is a limited partnership that has been duly organized and is validly existing under the laws of the State of Delaware, and is in good standing under the laws of the Commonwealth of Virginia.

               (ii) AUTHORITY. Seller has full power, right, and authority to enter into and perform its obligations under this Agreement and the other agreements contemplated herein to be executed and performed by it, and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement.

               (iii) DEFAULTS. The execution and delivery of this Agreement and the other agreements contemplated herein, and the consummation of the transactions contemplated hereby on the part of Seller, to the actual knowledge of Seller, do not and will not (1) except as to the transfer of any of the Oakton Permits or the Towngate Permits, require any governmental or other consent; (2) violate or conflict with any judgment, injunction, award, decree, or order of any court applicable to or affecting Seller or either of the Properties; (3) violate or conflict with any law or governmental regulation applicable to Seller or either of the Properties; (4) violate or conflict with any provision of any agreement or instrument to which Seller is a party or which relates to or affects either of the Properties; or (5) violate, conflict with, or result in the breach or termination of, or constitute a default under, the organizational documents of Seller.

               (iv) BINDING OBLIGATION. Upon the assumption that this Agreement constitutes the legal, valid, and binding obligation of Purchaser, this Agreement constitutes the legal, valid, and binding obligation of Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforceability of creditors' rights generally.

               (v) NON-FOREIGN PERSON. Seller is a "non-foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code").

               (vi) BANKRUPTCY. Neither Seller nor any of Seller's property is in the hands of a receiver nor is any application for a receiver or dissolution pending; Seller has not made an assignment for the benefit of creditors; Seller has not filed, and to its actual knowledge there has not been filed against it, any petition in bankruptcy; and to the best knowledge of Seller, none of the foregoing is pending or threatened.

               (vii) LITIGATION. There is not pending any action, suit, or proceeding against Seller or either of the Properties, and, to the actual knowledge of Seller, no such action, suit, or proceeding is threatened against Seller or either of the Properties, and Seller has not received any written notice threatening any action, suit, or proceeding against Seller or either of the Properties.

               (viii) LEASES.

                    (1) The leases with respect to the Oakton Property are specified on Exhibit J-1 (collectively, the "Oakton Leases"); (2) the copies of the Oakton Leases provided or to be provided to Purchaser by Seller are true, accurate, and complete, and each of the Oakton Leases is in full force and effect; (3) neither any tenant under a Oakton Lease (each, a "Oakton Tenant") nor Seller is in default under any Oakton Lease, and, to Seller's actual knowledge, there does not exist any condition, which, with the passage of time or the giving of notice, shall constitute a default under any Oakton Lease, or any unsatisfied claim, set-off, or counterclaim against Seller by any Oakton Tenant; (4) there is not any action or proceeding pending, or, to Seller's actual knowledge, threatened, by any Oakton Tenant against Seller; (5) each of the Oakton Leases represents the complete agreement between Seller and the respective Oakton Tenant as to all rights, liabilities, and obligations of Seller and said Oakton Tenant in and to the property demised thereunder, and none of the Oakton Leases has been modified or amended except as set forth in Exhibit J-1; (6) the security deposits set forth on Exhibit K with respect to the Oakton Tenants are all of the security deposits paid by or on behalf of Oakton Tenants under the Oakton Leases; (7) no Oakton Tenant has paid any rent or other charge of any nature for a period of more than one month in advance; and (8) the rent roll with respect to the Oakton Property attached hereto as Exhibit L-1 is true and correct in all material respects as of the Effective Date. There also are specified on Exhibit J-1, to the best knowledge, information and belief of Seller, those certain subleases with respect to the Oakton Property.

                    (2) The leases with respect to the Towngate Property are specified on Exhibit J-2 (collectively, the "Towngate Leases"); (2) the copies of the Towngate Leases provided or to be provided to Purchaser by Seller are true, accurate, and complete, and each of the Towngate Leases is in full force and effect; (3) neither any tenant under a Towngate Lease (the "Towngate Tenant") nor Seller is in default under any Towngate Lease, and, to Seller's actual knowledge, there does not exist any condition, which, with the passage of time or the giving of notice, shall constitute a default under any Towngate Lease, or any unsatisfied claim, set-off, or counterclaim against Seller by any Towngate Tenant; (4) there is not any action or proceeding pending, or, to Seller's actual knowledge, threatened, by any Towngate Tenant against Seller;
(5) each of the Towngate Leases represents the complete agreement between Seller and the respective Towngate Tenant as to all rights, liabilities, and obligations of Seller and said Towngate Tenant in and to the property demised thereunder, and none of the Towngate Leases has been modified or amended except as set forth in Exhibit J-2; (6) the security deposits set forth on Exhibit K with respect to the Towngate Tenants are all of the security deposits paid by or on behalf of Towngate Tenants under the Towngate Leases; (7) no Towngate Tenant has paid any rent or other charge of any nature for a period of more than one month in advance; and (8) the rent roll with respect to the Towngate Property attached hereto as Exhibit L-2 is true and correct in all material respects as of the Effective Date. There also are specified on Exhibit J-2, to the best knowledge, information and belief of Seller, those certain subleases and access agreements with respect to the Towngate Property.

               (ix) BROKERAGE AGREEMENTS. All leasing brokerage contracts and amendments and modifications thereto affecting the Oakton Property (the "Oakton Leasing Brokerage Contracts") are specified on Exhibit M-1, and all leasing brokerage contracts and amendments and modifications thereto affecting the Towngate Property (the "Towngate Leasing Brokerage Contracts") are specified on Exhibit M-2. All sums due and payable under the Oakton Leasing Brokerage Contracts and the Towngate Leasing Brokerage Contracts have been paid by Seller except for that certain second installment of commission in the amount of $16,203.15 (the "World Hope Commission") due on January 1, 2007, with respect to the lease for World Hope International as specified on Exhibit M-2. Seller and Purchaser each confirms and agrees that Purchaser shall assume sole liability for the payment of the World Hope Commission, as and when due and payable, and shall indemnify, defend, and hold harmless Seller with respect to said payment of the World Hope Commission, and shall receive at Closing a credit from Seller in the amount of $16,203.15 in consideration therefor. This provision shall survive the Closing and shall remain in full force and effect until the payment in full by Purchaser of the World Hope Commission.

               (x) CONTRACTS. Third party vendor contracts for the Oakton Property are specified on Exhibit N-1 (collectively, the "Oakton Contracts"), and third party vendor contracts and a cost sharing agreement for the Towngate Property are specified on Exhibit N-2 (collectively, the "Towngate Contracts"). Seller shall deliver to Purchaser true and complete copies of each of the Oakton Contracts and the Towngate Contracts, including all amendments and modifications thereto. Each of the Oakton Contracts and the Towngate Contracts presently is in full force and effect, and Seller is not in default under any of the Oakton Contracts or the Towngate Contracts, and, to the actual knowledge of Seller, no other party thereto is in default.

               (xi) PERMITS. There are listed in Exhibit O-1 all Permits actually held by Seller in connection with its ownership of the Oakton Property (the "Oakton Permits") and in Exhibit O-2 all Permits actually held by Seller in connection with its ownership of the Towngate Property (the "Towngate Permits"). To its actual knowledge, Seller has not received any written notice from any governmental authority claiming that Seller or either of the Properties does not possess any license or permit required in connection with the ownership or operation of the Properties, which notice has not been entirely complied with.

               (xii) ENVIRONMENTAL.

                    (1) Without additional inquiry or investigation, and except as may be disclosed in (1) that certain Phase I Environmental Site Assessment of Apex Environmental, Inc. dated April 23, 1999, (2) that certain Phase I Environmental Site Assessment Update of ATC Associates, Inc. dated March 24, 2000, and (3) that certain Remediation of Mold Impacted Building Materials - Final Report of HP Environmental, Inc. dated September 20, 2003 (the "HP Environmental Report"), Seller does not have any actual knowledge of the presence of any "Hazardous Substance" (as hereinafter defined) on, under or at either of the Properties. Seller has not received any written notice from any federal, state, county, municipal, or other governmental department, agency, or authority concerning any Hazardous Substance on either of the Properties. To the actual knowledge of Seller, none of its agents or employees has used, generated, stored, transported, manufactured, treated, released, or disposed of any Hazardous Substance, in, under, or about either of the Properties in violation of any "Environmental Law" (as hereinafter defined). Except for that certain underground oil storage tank located on the Oakton Property, there is not presently, to Seller's actual knowledge, any storage tank on or under either of the Properties. Other than as disclosed in the HP Environmental Report, Seller to its actual knowledge has not received any notice of the presence of elevated concentrations of fungal propagules in the Properties.

                    (2) "Hazardous Substance" shall mean petroleum, PCB's, radioactive materials, asbestos, or any materials containing asbestos, or any other "hazardous substance" or "toxic substance" as either of those two terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Sections 9601 et seq.), or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), and the regulations adopted pursuant thereto, or in any environmental law or regulation of the Commonwealth of Virginia or of any political subdivision thereof affecting either of the Properties (collectively, the "Environmental Laws"). Hazardous Substances shall not be deemed to include any lead-based paint or materials related thereto, and Seller makes no representation or warranty with respect thereto.

                    (3) Notwithstanding the foregoing, the terms and conditions of the preceding two subparagraphs shall not apply to the presence, use, storage, manufacture, release, or disposal of Hazardous Substances that are generally recognized to be appropriate to the normal and customary uses to which either of the Properties is being put, or relate to the maintenance of either of the Properties, and, in either case, are not in excess of any applicable legal limits and are used and stored in compliance with all applicable Environmental Laws.

               (xiii) CONDEMNATION. There is not pending, or to Seller's actual knowledge threatened, any condemnation or eminent domain proceeding affecting any portion of either of the Properties.

               (xiv) TAX PROCEEDINGS. A true, correct, and complete description of any administrative and court proceeding currently pending, or which may be instituted prior to the Closing Date, for refunds or adjustments of real estate taxes and assessments levied, assessed, or pending against either of the Properties or to reduce the assessed valuation of either of the Properties (any of the foregoing, a "Tax Proceeding") is set forth in Exhibit P hereto.

               (xv) TENANT IMPROVEMENT ALLOWANCES. There are specified on Exhibit Q those certain tenant improvement allowances (collectively, the "TI Allowances") with respect to certain of the Oakton Tenants and the Towngate Tenants under their respective Leases. Seller and Purchaser each confirms and agrees that Purchaser shall assume sole liability for and with respect to the TI Allowances, and shall indemnify, defend, and hold harmless Seller with respect to the TI Allowances, and shall receive at Closing a credit from Seller in the amount of $107,388.30 in consideration therefor. This provision shall survive the Closing and shall remain in full force and effect until the payment in full by Purchaser of all of the TI Allowances.

               (xvi) NO ZONING VIOLATION NOTICE. Seller has delivered to Purchaser (1) that certain letter from the Fairfax County, Virginia Office of Comprehensive Planning dated January 14, 1997 with respect to zoning matters related to the Oakton Property, and (2) that certain letter from the City of Alexandria, Virginia Department of Planning and Zoning dated

April 1, 1999 with respect to zoning matters related to the Towngate Property. Seller, to its actual knowledge, has not received any notice:

                    (A) from any state, county or municipal authority alleging any building or zoning violation of law in respect of either of the Properties, including, without limitation, the occupancy or operation thereof; or

                    (B) concerning any change in the zoning classification of either of the Properties.

               (xvii) OTHER LIABILITIES. Except as otherwise disclosed in or provided for under this Agreement and the Exhibits and Schedules attached hereto, and except for the ordinary operating costs and expenses associated with the Properties, to Seller's actual knowledge, there are no current material unfunded liabilities under any contract, easement agreement, or similar document appurtenant to the Properties that would become a binding obligation of Purchaser upon acquisition of the Properties.

          (B) LIMITATIONS ON SELLER'S REPRESENTATIONS AND WARRANTIES. The expiration after the Effective Date of any Lease in accordance with its terms (other than by reason of default by a party thereto) shall not be deemed to make any representation or warranty of Seller untrue as of the Closing Date, nor shall such expiration affect the obligation of Purchaser to close hereunder. So long as Seller provides to Purchaser a then-current aging report of the status of rental properties under the Oakton Leases and the Towngate Leases on November 21, 2005, the occurrence of any rent arrearage under the Leases after the Effective Date shall not be deemed to make any representation or warranty of Seller untrue as of the Closing Date, nor shall such change affect the obligation of Purchaser to close hereunder.

          (C) NO OTHER REPRESENTATIONS OR WARRANTIES. Purchaser acknowledges that (i) Purchaser has examined or will examine each of the Properties and is familiar with the physical condition thereof and has conducted such investigation of the affairs of each of the Properties as Purchaser has considered appropriate; (ii) except to the extent specifically set forth herein and in the Seller's Closing Documents, neither Seller nor any of the employees, agents or attorneys of Seller has made any verbal or written representation, warranty, promise, or guarantee whatsoever to Purchaser, whether express or implied (including, without limitation, with respect to the physical condition or operation of either of the Properties; the actual or projected revenue and expenses of either of the Properties; the zoning and other laws, regulations and rules applicable to either of the Properties or the compliance of either of the Properties therewith; the quantity, quality, or condition of the articles of personal property and fixtures included in the transaction contemplated hereby; or the use or occupancy of either of the Properties or any part thereof), affecting or related to either of the Properties or the transactions contemplated hereby; (iii) Purchaser has not relied upon any statement made in any informational brochure with respect to either of the Properties; and (iv) except for the representations, warranties and covenants of Seller expressly set forth herein and in the Seller's Closing Documents, Purchaser has entered into this Agreement in reliance solely on its own independent investigation, inspection, analysis, appraisal, examination, and evaluation of relevant facts and circumstances.

          (D) SELLER'S KNOWLEDGE. As used in this Agreement or in any representation, warranty, or certification made or provided by Seller in accordance with this Agreement, the phrase "to the actual knowledge of Seller" or words of similar import shall mean the knowledge of each of Scott W. Jenkins in his capacity as the President of E. L. Vaduz Enterprises, Inc., the sole general partner of Seller, and Theresa F. McLaughlin, in her capacity as Secretary of ELV Associates, Inc. the property manager of each of the Properties for Seller, with the obligation or duty to investigate and review the records and files pertaining to each of the Properties, but without other investigation.

     8. PURCHASER'S REPRESENTATIONS.

          (A) REPRESENTATIONS. Purchaser represents and warrants to Seller as follows:

               (i) GOOD STANDING. Purchaser has been duly organized and is validly existing and in good standing under the laws of the State of its organization, and is in good standing under the laws of the Commonwealth of Virginia.

               (ii) AUTHORITY. Purchaser has full power, right, and authority to enter into and perform its obligations under this Agreement and the other agreements contemplated herein to be executed and performed by it, and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement.

               (iii) BANKRUPTCY. Neither Purchaser nor any of Purchaser's property is in the hands of a receiver nor is any application for a receiver or dissolution pending; Purchaser has not made an assignment for the benefit of creditors; Purchaser has not filed, and to its actual knowledge there has not been filed against it, any petition in bankruptcy; and to the best knowledge of Purchaser, none of the foregoing is pending or threatened.

               (iv) DEFAULT. The execution and delivery of this Agreement and the other agreements contemplated herein, and the consummation of the transactions contemplated hereby on the part of Purchaser, to the actual knowledge of Purchaser, do not and will not (1) except as to the transfer of the Oakton Permits or the Towngate Permits, require any governmental or other consent; (2) violate or conflict with any judgment, injunction, award, decree or order of any court applicable to or affecting Purchaser, or any provision of any agreement or instrument to which Purchaser is a party; (3) violate or conflict with any law or governmental regulation applicable to Purchaser; (4) violate or conflict with any provision of any agreement or instrument to which Purchaser is a party; or (5) violate, conflict with, or result in the breach or termination of, or constitute a default under, the organizational documents of Purchaser.

               (v) BINDING OBLIGATION. Upon the assumption that this Agreement constitutes the legal, valid, and binding obligation of Seller, this Agreement constitutes the legal, valid, and binding obligation of Purchaser enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforceability of creditors' rights generally.

               (vi) LITIGATION. There is not pending any action, suit, or proceeding against Purchaser, and, to the actual knowledge of Purchaser, no such action, suit, or proceeding is threatened against Purchaser, which might have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

          (B) PURCHASER'S KNOWLEDGE. As used in this Agreement or in any representation, warranty, or certification made or provided by Purchaser in accordance with this Agreement, the phrase "to the actual knowledge of Purchaser" or words of similar import shall mean the knowledge of each of Oliver
T. Carr, III, Chief Executive Officer of Purchaser, and Clint Fisch, Director of Acquisitions of Purchaser, in his capacity as Purchaser's representative with the obligation or duty to investigate and review the records and files pertaining to the Purchaser, but without other investigation.

     9. COVENANTS.

          (A) COVENANTS OF SELLER.

               (I) OPERATION AND MAINTENANCE OF PROPERTY. During the period between the Effective Date and the Closing Date, Seller shall operate each of the Oakton Property and the Towngate Property in the normal course of business, in a manner consistent in all material respects with the respective management and operation of the Oakton Property and the Towngate Property prior to the Effective Date.

               (II) LEASES. Seller, during the period between the Effective Date and the Closing Date, (1) shall not enter into, modify, amend, or terminate any Oakton Lease or Towngate Lease without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, and (2) shall not consent to any subleasing, assignment, or tenant alteration under any Oakton Lease or Towngate Lease, without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Seller shall deliver to Purchaser a notice of each proposed action hereunder, stating, if applicable, whether Seller is willing to consent to such action and setting forth the relevant information therefor, and, if applicable, the number of days within which Seller must respond to the proposed action under the terms of the applicable Oakton Lease or Towngate Lease, and any other material information supplied to Seller as to the proposed action or reasonably necessary for Purchaser to make a determination as to the proposed action. Purchaser shall have five (5) business days after delivery to it of such notice and information to determine whether or not to approve such action. If any Lease requires that Seller's consent be given in the circumstances, then Purchaser shall be deemed ipso facto to have approved such action. If any Oakton Lease or Towngate Lease requires that Seller's consent not be unreasonably withheld, conditioned, or delayed in the circumstances, then Purchaser's consent shall not be unreasonably withheld, conditioned, or delayed.

               (III) CONTRACTS. Seller during the period between the Effective Date and the Closing Date, shall not, without Purchaser's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, enter into any new service, maintenance, or operating agreement unless the same is reasonably necessary for the normal operation of either of the Properties prior to the Closing Date.

          (B) COVENANTS OF PURCHASER. Purchaser acknowledges that all information in respect of the Properties furnished to Purchaser is and has been so furnished on the condition that Purchaser maintain the confidentiality thereof. Accordingly, Purchaser shall, and shall inform its partners, directors, officers, employees, agents, contractors, and representatives to, hold in strict confidence, and not disclose to any other person or entity without the prior written consent of Seller until the Closing shall have been consummated, any of the information in respect of either of the Properties delivered to Purchaser by Seller or any of its agents, representatives, directors, officers, or employees (the "Confidential Information"). If the Closing does not occur and this Agreement is terminated, Purchaser shall use commercially reasonable efforts to promptly return, or cause to be returned, to Seller all copies of such Confidential Information without retaining, or knowingly permitting retention of, any copy thereof. Notwithstanding anything to the contrary hereinabove set forth, Purchaser may disclose such Confidential Information (i) on a need-to-know basis to its employees, its title insurer, and members of professional firms serving it in connection with this transaction, including without limitation its attorneys, architects, environmental consultants and engineers, and its prospective assignees and lenders; (ii) as any governmental agency or authority may require in order to comply with applicable laws or regulations; and (iii) if required by an order of any court of competent jurisdiction, and this provision shall survive Closing. Confidential Information does not include any information which (1) at the time of disclosure is generally available to and known by the public; (2) was available on a non-confidential basis; and (3) has been independently developed by Purchaser. Purchaser also agrees that following Closing it shall provide Seller, upon reasonable advance notice and during normal business hours, access to those documents related to either the Oakton Property or the Towngate Property provided by Seller to Purchaser pursuant to this Agreement for purposes of inspection and copying at Seller's sole cost and expense.

     10. APPORTIONMENTS. The terms and provisions of this Section 10 shall apply to each of the Oakton Property and the Towngate Property:

          (A) To the extent practicable, all items of income and expense, including the following items, shall be apportioned between Seller and Purchaser on the Closing Date. In the event final figures have not been reached on any of the adjustments or prorations which are to be made at or prior to Closing pursuant to this Section 10, the parties shall close using adjustments and prorations reasonably estimated by Seller and Purchaser, subject to later readjustment when such final figures have been obtained. If more current information is not available, estimates shall be based upon the prior operating history of the Oakton Property or Towngate Property, as may be applicable, as shown on the most recent management reports available, annualizing operating income and expenses where appropriate. The parties hereto agree that they shall seek to determine the amounts of all prorations and adjustments required hereunder on or before the Closing Date, if possible, and to the extent not then obtainable, as soon as practicable thereafter, but in any event not later than May 31, 2006. If by May 31, 2006, Seller and Purchaser are unable to agree upon any one or more of the required prorations or adjustments, Seller and Purchaser shall appoint an independent accounting firm which shall review the disputed prorations or adjustments within thirty (30) days after such appointment. Seller and Purchaser agree to cooperate with said independent accounting firm and provide it with such information as it reasonably requests to enable it to make such determination. The determination by the independent accounting firm with respect to the correctness of each item in dispute shall be conclusive and binding on Seller and Purchaser. All fees and expenses billed by the independent accounting firm in connection with the resolution of disputes under this Section 10 shall be borne one-half (1/2) by the Seller and one-half (1/2) by the Purchaser. All adjustments as determined hereunder shall be paid to Seller or Purchaser, as the case may be, in cash or immediately available funds within five (5) business days after written notice of such final adjustment amount has been delivered to the appropriate obligated party (Seller or Purchaser, as the case may be).

               (i) All base rents collected by Seller through the Closing Date
(1) which are allocable to the period through the Closing Date shall be retained by Seller as the property of Seller, and (2) which are allocable to the period commencing on the day immediately following the Closing Date shall be paid by Seller to Purchaser on the Closing Date as a credit against the Purchase Price. All base rents that have accrued to and remain unpaid through the Closing Date shall belong to Seller, and shall be remitted to Seller as and when collected by Purchaser in the manner specified in the immediately succeeding sentence (and with respect to amounts payable to Seller, Purchaser shall not have any obligation to collect such amounts). All base rents collected by Purchaser after the Closing Date shall be applied, first, to current rent due, then to reimburse Purchaser for its costs and expenses of collection, and then to reimburse Seller for past rent due starting with the most recent delinquency. For the purposes of this subparagraph, all base rents shall be apportioned on a daily basis using the number of days in the month in which the Closing Date occurs. Seller, at Seller's expense and after notice to Purchaser, shall be entitled to institute collection actions against any tenant for the recovery of any delinquent base rent due to Seller, and Purchaser agrees to cooperate reasonably with Seller (at no cost, expense, or liability to Purchaser) in the prosecution of any such collection efforts; provided, however, Seller shall have no right to commence or maintain any lawsuit or other legal proceeding against any tenant of the Properties with respect to delinquent rent after the Closing.

               (ii) All monthly or other payments made by tenants in advance based upon (1) projected or estimated additional rent, (2) increases in operating expenses of the Oakton Property or Towngate Property, as may be applicable, over base operating expenses, (3) increases in real estate taxes with respect to the Oakton Property or the Towngate Property, as may be applicable, over base real estate taxes, or (4) any other similar matter (the "Additional Rent") shall be prorated between Seller and Purchaser as of the Closing Date based upon the actual number of days in the monthly or other period for which the advance payment is made. In connection with the foregoing and with the provisions of subsection (a) hereof, Seller and Purchaser each acknowledges and agrees that a reconciliation of the aggregate Additional Rent received for the calendar year 2005 as compared with the total operating expenses and real estate taxes paid by either Seller and Purchaser for the calendar year 2005 may be necessary following the Closing to take into account any excess or deficiency in the amount of operating expenses or real estate taxes paid by either party over the aggregate Additional Rent received by said party from tenants of the Properties during the 2005 calendar year. The parties agree to cooperate reasonably in arriving at any such necessary reconciliation and to make available to each other such information from records in their possession as may be necessary in connection with such reconciliation.

               (iii) All taxes, general and special, and all other public or governmental charges or assessments against the Oakton Property or the Towngate Property, as may be applicable, for the current tax year of the Property, which are or may be payable on an annual basis (including Metropolitan District, Sanitary Commission, or other benefit charges, assessments, liens, or encumbrances for sewer, water, drainage or other public improvements completed or commenced on or prior to the Effective Date, or subsequent thereto) shall be apportioned between the parties on the Closing Date, and paid thereafter by the Purchaser except for any such taxes previously paid for by Seller for which Seller has received a credit hereunder.

               (iv) All water rates and charges, unless the same are the direct responsibility of any Tenant (and provided that any such charges are then being paid by such Tenant(s)).

               (v) Sewer and vault taxes and rents.

               (vi) All charges and payments for fuel and steam, gas, electricity, and all other utility services supplied to the Oakton Property or the Towngate Property, as may be applicable, which are not charged directly to Tenants; provided, however, that if there is no meter or if the current bill for any of such utilities has not been issued prior to the Closing Date, the parties agree that the charges therefor shall be adjusted at the Closing on the basis of the charges for the prior period for which bills were issued.

               (vii) All amounts paid or payable under the Contracts being assumed by Purchaser, if any, shall be adjusted and apportioned as of the Closing Date.

               (viii) Any and all security deposits and prepaid rent, and all interest earned thereon shall be a credit to Purchaser at Closing. Seller shall assign to Purchaser, and shall receive credit (on a dollar-for-dollar basis) for, the deposits, if any, made by Seller in connection with the provision of electric, sewer, water, telephone, and other utility services to the Oakton Property or the Towngate Property, as may be applicable.

               (ix) For purposes of calculating prorations, Seller shall be deemed entitled to the income from the Oakton Property or the Towngate Property, as may be applicable, and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year.

          (B) Seller shall endeavor to furnish readings of the water, gas and electric meters, if any, located on the Oakton Property or the Towngate Property, as may be applicable, other than meters measuring the computation of utilities which are the direct responsibility of any Tenant, to a date not more than five (5) days prior to the Closing Date, and the unfixed water rates and charges, sewer taxes and rents, and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing Date, then, at Closing, any water rates and charges, sewer taxes and rents, and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available. Upon the taking of subsequent actual readings, such items shall be apportioned after the Closing Date.

          (C) The amount of any unpaid real property taxes and assessments, water rates and charges, and sewer taxes and rents which Seller is obligated to pay and discharge may, at the option of Seller, be credited to the Purchase Price Balance, provided that official bills therefor, indicating the interest and penalties, if any, thereon up to and including the Closing Date, are furnished by Seller to Purchaser at the Closing.

          (D) Subject to subsection (f) hereof, if any refunds of real property taxes or assessments, water rates and charges, or sewer taxes and rents shall be made after the Closing, the same shall be held in trust by Seller or Purchaser, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, then paid to any tenant who is entitled to the same, and the balance, if any, shall be paid to Seller (for the period through the Closing Date) and to Purchaser (for the period commencing on the day immediately following the Closing Date).

          (E) In the event the apportionments hereinabove provided which are made at the Closing result in a credit balance to either party, such sum shall be adjusted at Closing by an increase or reduction, as the case may be, of the Purchase Price Balance payable at Closing.

          (F) If any of the Tax Proceedings shall be continuing as of the Closing Date, Seller shall, from and after the Closing Date, be entitled to control the prosecution of said Tax Proceeding(s) to completion, and to settle or compromise any claim therein, and, subject to the rights of tenants, Seller shall be solely entitled to any proceeds (but not future savings) resulting from the settlement or compromise of, or determination of, said Tax Proceeding(s), and shall be liable solely for the costs related thereto. Purchaser agrees to cooperate with Seller, at Seller's expense, and to execute any and all documents reasonably required by Seller in furtherance of the foregoing.

     11. CLOSING MATTERS. The following items shall be provided for at the
Closing:

          (A) PAYMENT OF RECORDING, TITLE, AND OTHER FEES.

               (i) Seller and Purchaser shall each pay one half (1/2) of any and all deed recordation and grantor taxes that may be imposed with respect to the recordation of the Oakton Deed and the Towngate Deed. Purchaser shall be solely responsible for the payment of any and all recordation taxes that may be imposed with respect to the recordation of any deed of trust related to this transaction.

               (ii) Purchaser shall pay all premiums, charges, and fees of the Title Company in connection with the title examination and Title Policy, if any, to be obtained by Purchaser; any recording costs and charges; any and all recordation taxes in connection with

Purchaser's financing; and all charges and fees of the Settlement Agent other than those paid by Seller in accordance with subparagraph (iii) hereof. Purchaser shall pay all charges and fees of the surveyor in connection with any survey of either of the Properties obtained by Purchaser. Purchaser shall pay all tax certificate fees.

               (iii) Seller shall pay any reasonable fees charged Seller for services rendered to it by the Settlement Agent.

               (iv) Other charges, if any, shall be paid in the manner in which purchasers and sellers of real property in the Commonwealth of Virginia customarily divide such charges; provided, however, that Seller and Purchaser each shall be responsible for its own professional fees and expenses.

          (B) TRANSFER OF UTILITIES. As of Closing, the Purchaser shall be responsible for the transfer of accounts and establishment of all utility services to each of the Properties in the name of Purchaser. Seller shall cooperate reasonably with Purchaser in this regard.

     12. STUDY PERIOD.

          (A) LENGTH OF STUDY PERIOD. During that period (the "Study Period") commencing as of the Effective Date, and ending at 5:00 o'clock p.m. (Virginia local time) on November 25, 2005 (the "Study Period Termination Date"), Purchaser, and its employees, consultants, engineers, agents, and representatives, at Purchaser's sole cost and expense, shall have the right, subject to subsection (c) hereof, to conduct such feasibility studies of each of the Properties, including without limitation architectural, engineering, environmental, hydrologic, zoning, and development and economic feasibility studies and investigations; audits of the books and records of Seller reasonably related to each of the Properties; and conferences with governmental staff members and the Oakton Tenants and the Towngate Tenants (collectively, the "Feasibility Studies") as Purchaser deems necessary; provided, however, that Purchaser shall not be permitted to undertake any soil borings or other drillings on either of the Properties without prior written notice to, and consent of, Seller. Seller shall cooperate reasonably with Purchaser and its agents in permitting Purchaser and its agents full access to each of the Properties, and all books, records, files, financial data relating to each of the Properties, and the Oakton Leases and the Towngate Leases, and the Oakton Contracts and the Towngate Contracts, to conduct the Feasibility Studies. Such access shall be during normal business hours, after the giving of reasonable advance notice to Seller, and subject to the rights of tenants. Purchaser, and its employees, consultants, engineers, agents, and representatives, shall use reasonable and diligent efforts to minimize interference with the management, operation, use, or maintenance of any portion of either of the Properties by Seller and its tenants, agents, contractors, and employees. The parties acknowledge that Purchaser may be required to perform a historical audit of the Properties in order to comply with Item 3-14 of Regulation S-X promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934. Seller shall, during the time period for which access is allowed hereunder, take commercially reasonable efforts to permit Purchaser's auditors access at that location where Seller customarily maintains its records, upon reasonable advance notice and during normal business hours, to all of the Properties' books and records and the operating statements (certified by an officer of the general partner of Seller) and property management balance sheets for the Properties for three (3) calendar years prior to the Closing Date. To the extent that the originals or copies of same are not otherwise provided by Seller to Purchaser at Closing, and to the extent that the same are ordinarily maintained by Seller in its normal course of business, such books and records shall include the detail general ledger of profits and loss, accounts receivable records, and rent rolls. Buyer's access rights shall commence on the Effective Date and shall continue until the earlier to occur of (i) the termination of this Agreement by either Seller or Purchaser in accordance with the terms of this Agreement or (ii) the successful completion of the audit and the filing of the 3-14 report with the SEC, written notice of which shall be delivered promptly by Purchaser to Seller. The foregoing obligation shall fully survive the Closing. Notwithstanding anything to the contrary in the foregoing, other than providing the access to Purchaser specified herein, Seller shall not have any liability or responsibility in connection with or in any manner related to, directly or indirectly, any audit required to be made by Purchaser or any compliance required of Purchaser with any Regulation under the Securities Act of 1933 or the Securities Act of 1934.

          (B) PURCHASER'S TERMINATION. Purchaser shall have the right, for any reason or no reason at all, to terminate this Agreement by delivering to Seller written notice of such termination at or before 5 o'clock p.m. (Virginia local time) on the Study Period Termination Date. If Purchaser terminates this Agreement in the manner set forth above, then the Deposit and all accrued interest thereon shall be refunded to Purchaser, and no party shall have any further rights, liabilities, or obligations in connection with this Agreement, except for those which may arise under subsection (c) hereof. If Purchaser does not terminate this Agreement in the manner set forth above, then this Agreement shall remain and continue in full force and effect.

          (C) DUE DILIGENCE INDEMNITY. Purchaser agrees (i) to indemnify, defend and hold harmless Seller, and its partners, agents, servants, and employees, from and against any and all loss, cost, claim, or liability asserted against Seller, or its partners, agents, servants, or employees, and expenses (including without limitation reasonable attorneys' fees and disbursements incurred by Seller in defending the same), in connection with any damage to either of the Properties (including without limitation the costs of restoring either of the Properties to its condition existing immediately prior to Purchaser's action, if Purchaser fails to restore), or death or injury to any person which occurs as a result of any act or omission of Purchaser or any of its employees, consultants, engineers, agents, and representatives, during any entry onto or inspection of either of the Properties, or during the conduct of any of the Feasibility Studies on either of the Properties, by Purchaser or any of its employees, consultants, engineers, agents, or representatives; and (ii) to restore each of the Properties to its condition existing immediately prior to Purchaser's action, if Purchaser terminates this Agreement in accordance with this Section
12. Purchaser will maintain, or cause to be maintained, in full force and effect, at all times during which Purchaser, or its employees, consultants, engineers, agents, or representatives, are on either of the Properties, a standard policy of commercial general liability insurance covering, among other things, Purchaser's indemnification obligation hereunder, naming Seller as an additional insured, containing coverage limits of not less than $1,000,000, combined single limit, and written on an occurrence basis. This Section 12(c) shall survive any termination of this Agreement, and shall not be subject to any limitation on damages otherwise set forth in this Agreement. If Purchaser terminates this Agreement pursuant to this Section 12, then Purchaser shall provide to Seller copies of all appraisals, environmental studies, surveys, title reports, and any other like materials commissioned by Purchaser during the Study Period.

          (D) ADDITIONAL INSPECTION. From and after the expiration of the Study Period, on condition that Purchaser does not terminate this Agreement pursuant to this Section 12, and subject to subsection (c) hereof, Purchaser and its agents shall have the right, from time to time, at their own cost and expense, after reasonable advance notice to Seller and subject to the rights of tenants, to enter either of the Properties during normal business hours to cause and perform such additional studies as Purchaser deems reasonably necessary, subject to the same indemnity by Purchaser specified in subsection (c) hereof.

          (E) REVIEW OF CONTRACTS. During the Study Period, Purchaser shall have the right to review the Oakton Contracts and the Towngate Contracts, and to deliver written notification to Seller on or before the Study Period Termination Date designating one or more of the Oakton Contracts or the Towngate Contracts to be terminated by Seller on or before the Closing Date; provided, however, that Purchaser may only designate such Contracts, and Seller shall have the obligation to terminate only such Contracts, that can be terminated by Seller on or before the Closing Date without Seller's incurring any penalty or premium. Seller and Purchaser each confirms and agrees that Purchaser at Closing shall assume sole liability for the Oakton Contracts and the Towngate Contracts, not otherwise terminated in accordance with this subsection (e), pursuant to the provisions of the Oakton General Assignment and the Towngate General Assignment, as may be applicable. Notwithstanding the foregoing, Purchaser shall not accept an assignment of, or assume any liability for any property management or any leasing, listing, or other brokerage agreement, other than in connection with the World Hope Commission pursuant to Section 7(a)(ix) hereof.

     13. RISK OF LOSS.

          (A) DESTRUCTION OR DAMAGE PRIOR TO CLOSING. If, at any time prior to the Closing Date, all or any portion of either of the Properties is destroyed or damaged as a result of fire or any other cause, then Seller shall give written notice thereof promptly to Purchaser. The rights and obligations of the parties by reason of such destruction or damage shall be as follows:

               (i) If the "Repair Cost" (as defined below) of such destruction or damage shall be determined to be Seven Hundred and Fifty Thousand Dollars ($750,000) or less, the Purchase Price shall be deemed reduced by the Repair Cost and the Oakton Property or the Towngate Property, as may be applicable, shall be conveyed and accepted in its destroyed or damaged condition. As used in this Section, the term "Repair Cost" shall mean an estimate obtained by Seller from a reputable contractor licensed to do business in the Washington, D.C. metropolitan area, acceptable to Seller's insurance carrier, of the actual cost of repair and restoration, which estimate is obtained by Seller and delivered to Purchaser within fifteen (15) days after receiving notice of the destruction or damage. If Closing is scheduled to occur during said fifteen (15) day period, Closing shall be delayed to allow Seller the full benefit of said fifteen
(15)-day period. Seller and Purchaser agree that Seller shall be solely entitled to any insurance proceeds arising under any policy of insurance maintained by Seller in connection with such destruction or damage, and Purchaser shall cooperate reasonably with Seller in the recovery of such proceeds.

               (ii) If the Repair Cost of such destruction or damage shall be determined to exceed Seven Hundred and Fifty Thousand Dollars ($750,000), Purchaser shall have the option either (1) to accept the Oakton Property or the Towngate Property, as may be applicable, in its destroyed or damaged condition and reduce the Purchase Price by the Repair Cost, or (2) to terminate this Agreement with respect to both Properties by delivering written notification of such termination to Seller at or before 5 o'clock p.m. (Virginia local time) on the tenth (10th) day after receiving written notice from Seller of the Repair Cost. If Closing is scheduled to occur during said ten (10) day period, Closing shall be delayed to allow Purchaser the full benefit of said ten (10)-day period. Upon Purchaser's delivery of such notice of termination, this Agreement shall be deemed terminated; the Deposit and all accrued interest thereon shall be refunded to Purchaser; and no party shall have any further rights, liabilities, or obligations in connection with this Agreement, except for those which may arise under Section 12 (c) hereof. If Purchaser fails to deliver such written notice of termination in the manner specified above, then Purchaser shall be deemed to have elected option (1) above, and the sale of the Oakton Property and the Towngate Property shall be consummated on the earliest practicable date, as herein provided. If Purchaser elects or is deemed to elect option (1) above, then Seller and Purchaser agree that Seller shall be solely entitled to any insurance proceeds arising under any policy of insurance maintained by Seller in connection with such destruction or damage plus the amount of any deductible as a credit against the Purchase Price, and Purchaser shall cooperate reasonably with Seller in the recovery of such proceeds.

          (C) CONDEMNATION. If, prior to the Closing Date, any portion of either of the Properties shall be condemned or taken pursuant to any governmental or other power of eminent domain, or any written notice of taking or condemnation is issued for any portion of the Property, or any proceedings are instituted by any governmental authority having the power of eminent domain with respect to any portion of the Oakton Property or the Towngate Property, as may be applicable, then Seller shall deliver written notification to Purchaser of such fact promptly after obtaining knowledge thereof. If such condemnation or taking of a portion of the Oakton Property or the Towngate Property, as may be applicable, is of such a material nature that, in the reasonable judgment of Purchaser, it would materially, adversely affect the use and operation of the Oakton Property or the Towngate Property, as may be applicable, then Purchaser shall have the right to terminate this Agreement with respect to both Properties by delivering written notification to Seller at or before 5 o'clock p.m. (Virginia local time) on the tenth (10th) day after Purchaser's receipt of Seller's notice. If Closing is scheduled to occur during said ten (10) day period, Closing shall be delayed to allow Purchaser the full benefit of said ten
(10)-day period. If this Agreement is so terminated, the Deposit and all accrued interest thereon shall be refunded to Purchaser, and no party shall have any further rights, liabilities, or obligations in connection with this Agreement, except for those which may arise under Section 12(c) hereof. If Purchaser does not terminate this Agreement in the manner specified above, then the sale of the Property shall be consummated, on the earliest practicable date, as herein provided at the Purchase Price (without abatement unless Seller has received an award), and Seller shall assign to Purchaser (without representation or warranty as to collectibility) at the Closing all of Seller's right, title, and interest in and to all awards, if any, for the taking, and Purchaser shall be entitled to receive and keep all awards for the taking of the Oakton Property or the Towngate Property, as may be applicable, or such portions thereof. If Purchaser has elected not to terminate this

Agreement, Purchaser shall be entitled to participate in negotiations with the condemning authority, and Seller shall not compromise, settle, or agree to accept the amount of any award without Purchaser's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. If Purchaser does not deliver such written notification to Seller timely, it shall be conclusively presumed that Purchaser has elected not to terminate this Agreement.

     14. BROKERAGE.

          (A) Seller and Purchaser each recognizes Trammel Crow, in its capacity as Seller's broker (the "Seller's Broker"), as the broker bringing about this transaction. Seller agrees to pay the Seller's broker a commission pursuant to a separate agreement; provided that, and on condition that, full and final Closing occurs under this Agreement. Other than with respect to the Seller's Broker, each of Purchaser and Seller represents and warrants to the other that it has not hired, retained, or dealt with any broker, consultant, intermediary, or finder in connection with the negotiation, execution, or delivery of this Agreement, or the consummation of the transactions contemplated hereby.

          (B) Seller and Purchaser each covenants and agrees to indemnify the other against any liability (including without limitation reasonable attorney's fees and costs of defending same) arising out of any breach of its respective covenants, representations, or warranties contained in this Section.

     15. FAILURE TO CLOSE.

          (A) PURCHASER'S DEFAULT. In the event that Purchaser shall be in breach or default of any of its obligations under this Agreement thus preventing, or otherwise fail to proceed to, Closing in accordance herewith, and Seller is ready, willing and able to close under this Agreement, then Seller may terminate this Agreement by delivering written notice thereof to Purchaser, and shall retain the Deposit (plus any accrued interest thereon), as and for its sole and exclusive remedy in lieu of all other rights and remedies (including the right of specific performance), and as Seller's liquidated damages and not as a penalty, for Purchaser's failure to close and breach of this Agreement, and Seller, thereafter, shall not have any further liability or obligation to Purchaser hereunder, nor shall Purchaser have any further liability or obligation to Seller hereunder, except for any liabilities or obligations arising under Section 12(c) hereof. Any attendance or appearance at the Closing by either party shall not nullify or void the provision herein for alternative performance by payment of liquidated damages as Seller's sole and exclusive remedy. Seller and Purchaser each agrees that actual damages resulting to Seller from Purchaser's breach of this Agreement would be difficult or impossible to measure because of the uncertainties of the real estate market and fluctuations of property values and differences with respect thereto, and that the Deposit is a reasonable estimate of damages. In addition, notwithstanding anything to the contrary in the foregoing, if and in the event that Purchaser has failed to pay the full amount of the Deposit as calculated in accordance with Section 2 hereof (including any additional deposits required hereunder), then Seller may pursue any and all remedies which may be available under law or equity including the right to compel specific performance and the right to collect damages.

          (B) SELLER'S DEFAULT. In the event that Seller shall be in breach or default of any of its obligations under this Agreement thus preventing, or otherwise fail to proceed to, Closing in accordance herewith, and Purchaser is ready, willing and able to close under this Agreement, then the Deposit and all accrued interest thereon shall be forthwith returned to Purchaser, and Purchaser shall have the right to bring suit against Seller either for specific performance or for reimbursement of Purchaser's actual out-of-pocket damages reasonably incurred by Purchaser for studies of the Properties undertaken by Purchaser during the Study Period.

     16. NOTICES. Any notice or other communication required or permitted hereby (a "Notice") shall be in writing and may be (a) personally delivered with proof of delivery thereof, or (b) sent by FedEx (or other similar overnight courier), or (c) sent by United States registered or certified mail, postage prepaid, at a post office regularly maintained by the United States Postal Service, or (d) sent by telecopier (with a confirmation copy sent on the same date by FedEx (or other similar overnight courier), addressed to the respective parties as follows:

          (a)  if to Seller:

               ELV Associates, Inc.
               70 Long Wharf
               Boston, MA 02110
               Attn: Mr. Scott W. Jenkins
               Telephone No.: 617.589.9444
               Telecopy No.: 617.589.0989

               with copy to:

               Thomas E. Dunigan, Esq.
               Curtin Law Roberson Dunigan & Salans, P.C.
               1900 M Street, NW, Suite 600
               Washington, D.C. 20036
               Telephone No.: 202.530.3300
               Telecopy No.: 202.530.4411

          (c)  if to Purchaser:

               Columbia Equity Trust, Inc.
               1750 H Street, NW, Suite 500
               Washington, DC 20006
               Attn: Clint Fisch
               Telephone No.: 202.303.3080
               Telecopy No.: 202.303.3088

               With a copy to:

               Colin J. Smith, Esq.
               Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
               8405 Greensboro Drive, Suite 100
               McLean, Virginia 22102
               Telephone No.: 703.749.2795
               Telecopy No.: 703.749.0479

          (d)  if to Escrow Agent:

               Commercial Title Group, Inc.
               8605 Westwood Center Drive, Suite 200
               Vienna, Virginia
               Attention: Douglas A. Nichols
               Telephone No.: 703.506.1520
               Telecopy No.: 703.506.9615

Any Notice shall be deemed to have been duly and sufficiently given on the earliest of the actual receipt of the Notice, the refusal of receipt of the Notice, or the return of the Notice as undeliverable as a result of a change of address not communicated to the other parties in accordance herewith. A party may, by Notice given as aforesaid, change the person or persons and/or address or addresses for its Notices, provided, however, that a Notice of a change of addressee or address shall only be effective upon receipt. The giving of a Notice as a courtesy copy as specified above shall not be a prerequisite to the effectiveness of any Notice given to a party to this Agreement.

     17. CHOICE OF LAW. The interpretation, enforcement, and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia without regard to the application of choice of law principles.

     18. INDEMNIFICATION GENERALLY.

          (A) SELLER'S INDEMNIFICATION. Seller shall indemnify, defend, and hold harmless Purchaser, and Purchaser's agents, officers, directors, shareholders, partners, representatives, employees, consultants, and affiliates, from and against any and all claims, damages, judgments, liabilities, losses, settlements, obligations, costs and expenses whatsoever (including without limitation reasonable attorneys' fees and disbursements) (collectively, "Losses"), suffered or incurred by, or asserted against, Purchaser and/or any of such parties, and arising from, relating to, or in connection with (i) the discovery following Closing of the material breach by Seller of any representation, warranty, or covenant made by Seller in this Agreement; or (ii) any obligation under any contract, agreement, or writing entered into by or on behalf of Seller in respect of the use, construction, operation, ownership, occupancy, or maintenance of any portion of the Oakton Property or the Towngate Property, as may be applicable, arising out of any event occurring on or before the Closing Date; or (iii) any accident, injury, death, or damage caused to any person or entity or loss of property occurring in or about the Oakton

Property or the Towngate Property, as may be applicable, on or before the Closing Date, other than claims with respect to which Purchaser is required to indemnify Seller pursuant to Section 12(c) hereof. Notwithstanding the foregoing, Seller shall not be liable for any representation which Purchaser shall have actually known to be untrue prior to Closing, and to which representation Purchaser shall not have objected prior to Closing.

          (B) PURCHASER'S INDEMNIFICATION. Purchaser shall indemnify, defend, and hold harmless Seller, and Seller's agents, officers, directors, shareholders, partners, representatives, employees, consultants, and affiliates, from and against any and all Losses suffered or incurred by, or asserted against, Seller and/or any of such parties and arising from, relating to, or in connection with (i) the discovery following Closing of the material breach by Purchaser of any representation, warranty, or covenant made by Purchaser in this Agreement, or (ii) any obligation under any contract, agreement, or writing entered into by or on behalf of Purchaser in respect of the use, construction, operation, ownership, occupancy, or maintenance of any portion of the Oakton Property or the Towngate Property, as may be applicable, arising out of any event occurring after the Closing Date; or (iii) any accident, injury, death, or damage caused to any person or entity or loss of property occurring in or about the Oakton Property or the Towngate Property, as may be applicable, after the Closing Date. Notwithstanding the foregoing, Purchaser shall not be liable for any representation which Seller shall have actually known to be untrue prior to Closing, and to which representation Seller shall not have objected prior to Closing. The foregoing are in addition to any indemnification obligation of Purchaser under Section 12(c) hereof.

          (C) SCOPE OF INDEMNIFICATION. Any recovery hereunder shall be limited to actual damages only (but inclusive of reasonable attorney's fees and costs whether suit is instituted or not).

          (D) PROCEDURES FOR INDEMNIFICATION. If any action, suit, or proceeding is commenced, or if any claim, demand, or assessment is asserted, in respect of which a party is indemnified under this Agreement, or under any agreement or document delivered pursuant hereto, the indemnified party shall deliver written notice thereof to the indemnifying party and the indemnifying party shall be entitled to control the defense, compromise, or settlement thereof, at its own cost and expense, with counsel reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate fully with and make available to the indemnifying party such information under its control or in its possession relating thereto. The indemnified party may participate in such defense, which participation shall be at its own cost and expense, unless the indemnified party reasonably determines that it is not being adequately represented (after notice to the indemnifying party of such determination and after a reasonable period to remedy the situation).

     19. SURVIVAL.

          (A) Except as otherwise provided for in this Agreement, all of the respective obligations of the parties contained in this Agreement or in any other document delivered in accordance with and pursuant to this Agreement, including without limitation all covenants, agreements, indemnities, representations, and warranties, shall survive Closing for a period of nine (9) months, and shall not be deemed to merge upon the acceptance of delivery of, or recordation of, the Oakton Deed or the Towngate Deed, as may be applicable, by Purchaser.

          (B) If, within such nine (9) month period, no written notice is given by one party to the other party of any alleged breach of a covenant, agreement, indemnification, representation, or warranty of the other party under this Agreement, then all liability of the other party, except as may otherwise be provided in this Agreement, shall terminate. If written notice of any alleged breach of a covenant, agreement, indemnification, warranty, or obligation is given to the other party within such nine (9) month period, then the liability of the other party shall survive as to the matter(s) in question in such notice, and the liability of the other party as to all other matters shall cease, except as otherwise provided in this Agreement.

     20. MISCELLANEOUS.

          (A) ENTIRE AGREEMENT; EXHIBITS. This Agreement, together with the Exhibits and Schedules hereto, constitutes the entire agreement of the parties hereto regarding the transactions contemplated by this Agreement, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written are hereby merged herein, except for any contemporaneous writing which expressly states that it is effective notwithstanding this Section 20. The Exhibits and Schedules attached hereto are hereby incorporated herein and made a part hereof by reference as fully as though set forth herein.

          (B) AMENDMENTS. This Agreement may not be modified, amended, altered, supplemented, or canceled except pursuant to the terms hereof or an instrument in writing signed by the parties hereto.

          (C) PRESS RELEASES. Seller and Purchaser each agrees that, prior to Closing, neither it, nor its employees, agents, and representatives, will issue any press release, advertisement, or other public communication with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, except to the extent required by law or governmental regulations or requirements, including without limitation those applicable to publicly-traded companies.

          (D) BINDING EFFECT. This Agreement does not constitute an offer to sell and shall not bind either party unless and until each party has executed and delivered to the other an executed original or faxed counterpart hereof.

          (E) PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (F) RECORDATION OF AGREEMENT. Neither Seller nor Purchaser may record this Agreement.

          (G) PREVAILING PARTY COSTS. In the event any dispute between the parties hereto results in litigation, the prevailing party shall be reimbursed and indemnified by the party not prevailing in such dispute for all costs and expenses reasonably incurred by the prevailing party in enforcing or establishing its rights hereunder, including without limitation court costs and reasonable attorneys' fees; this provision shall survive Closing.

          (H) HEADINGS; SECTION, EXHIBIT AND SCHEDULE REFERENCES. The Section headings used herein are for reference purposes only, and do not control or affect the meaning or interpretation of any term or provision hereof, and shall not be deemed in any manner to modify, explain, qualify, or restate any of the provisions of this Agreement. All references in this Agreement to Sections, Exhibits, and Schedules are to the Sections hereof, and the Exhibits and Schedules attached hereto, respectively.

          (I) COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument.

          (J) ASSIGNMENT. A party may not assign its respective rights and obligations hereunder, in whole or in part, without the prior written consent of the other party, and any assignment without such prior written consent shall be deemed null and void. This Agreement shall bind and inure to the benefit of the legal representatives, successors and permitted assigns of the parties hereto. Notwithstanding the foregoing, Purchaser shall have a one-time right to assign all (and not less than all) of its rights and obligations hereunder to a third party upon the following conditions: (i) the assignee shall execute and deliver to Seller an instrument, in form and substance reasonably acceptable to Seller, pursuant to which the assignee assumes all of Purchaser's obligations hereunder, and (ii) such assignment shall not delay the Closing. No such assignment or transfer shall relieve Purchaser of its liabilities and obligations under this Agreement.

          (K) NO WAIVER. The failure of any party to enforce at any time any provision of this Agreement shall not be construed as a waiver of such provision, or of the right of any party, thereafter, to enforce such provision. A waiver of any breach of this Agreement shall not be held to be a waiver of any other or subsequent breach.

          (L) NO OTHER PARTIES. The representations, warranties, and agreements of the parties contained herein are intended solely for the benefit of the party to whom such representations, warranties, or agreements are made, and shall not confer any right hereunder, whether legal or equitable, in any other party, and no other party shall be entitled to rely thereon.

          (M) CERTAIN DEFINITIONS. Whenever the phrase "final judgment" or "final non-appealable judgment" or words of similar import are used in this Agreement or in any other document executed and delivered in connection with the transaction contemplated herein, such phrase shall be deemed to refer to a judgment (i) from which no appeal can be taken or (ii) in respect of which the period for appeal has expired without appeal having been made. Any provision hereof stated to "survive" Closing shall be deemed not to have been merged into any deed or bill of sale.

          (N) TIME OF THE ESSENCE. Time is of the essence with respect to all provisions of this Agreement.

          (O) BUSINESS DAYS. If any date upon which action is required under this Agreement shall be a Saturday, Sunday, or Federally recognized holiday in the Commonwealth of Virginia, the date for such action shall be extended to the first business day after such date that is not a Saturday, Sunday or such legal HOLIDAY. Unless otherwise specifically provided for herein, any reference to "days" shall mean and refer to calendar days and not business days.

          (P) EXECUTION BY FACSIMILE. A signed copy of this Agreement or any amendment hereto or any other document related hereto transmitted by telecopier or facsimile machine shall be deemed an executed original of such document for all purposes, and the party so providing such signed copy shall deliver promptly, thereafter, by nationally recognized overnight courier to all other parties an executed original copy of such signed document.

     21. ESCROW PROVISIONS.

          (A) The Deposit shall be held in escrow by the Escrow Agent until Closing or the sooner termination of this Agreement. The Deposit shall be maintained in an interest-bearing account in a federally insured financial institution within the Washington D.C. metropolitan area. Interest earned on the Deposit shall be deemed part of the Deposit and shall be paid to Purchaser or Seller, as may be the case, in accordance with the other provisions of this Agreement.

          (B) The Escrow Agent is merely responsible for the safe keeping of the Deposit and shall not be required to determine any questions of fact or law. In the event of a dispute between Purchaser and Seller with respect to the disposition of the Deposit or any interest thereon, the Escrow Agent shall have no obligation to either Purchaser or Seller except to interplead the Deposit, together with any interest, in an appropriate court in the Commonwealth of Virginia, and upon doing so the Escrow Agent shall be relieved of any further obligation as escrowee.

          (C) The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be signed and presented by the proper person, and shall not be liable in connection with the performance by it of its duties under this Agreement except for its own negligence or willful misconduct. The Escrow Agent shall not be under any obligation to institute or defend any action, suit, or legal proceeding in connection herewith, or to take any other action likely to involve its expense (except to interplead the Deposit as aforesaid) unless first indemnified to its satisfaction by Purchaser or Seller.

          (D) Seller and Purchaser agree that the Escrow Agent shall have the right to disburse the Deposit and any accrued interest thereon at the time of Closing or earlier termination of this Agreement, and that in the event Closing does not occur for any reason, the Deposit and accrued interest thereon shall be given or returned by the Escrow Agent to the Seller or Purchaser, as the case may be, (i) when an "Agreement of Release," in which all parties hereto authorize and direct the disposition of the Deposit as therein specified, has been signed by all such parties and delivered to the Escrow Agent, or (ii) as directed by a court order. If either Seller or Purchaser refuses to execute an Agreement of Release when requested to do so in writing, and a court finds that such party should have executed same, the party who so refused to execute an Agreement of Release shall pay the reasonable expenses, including without limitation the reasonable attorney's fees and court costs, incurred by the other party in litigation.

          (E) Seller and Purchaser agree to execute any separate escrow agreement which the Escrow Agent customarily requires and uses, provided that such agreement does not materially increase or expand the obligations of either party as specified in this Agreement.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, each of Seller and Purchaser has caused this Agreement to be signed as of the Effective Date by its duly authorized representative.

                                        SELLER:

                                        CARFAX ENTERPRISES LIMITED PARTNERSHIP,
                                        A DELAWARE LIMITED PARTNERSHIP

                                        By: E. L. Vaduz Enterprises, Inc.,
                                            a Delaware corporation,
                                            its sole general partner


                                        By: /s/ Scott W. Jenkins
                                            ------------------------------------
                                        Name: Scott W. Jenkins
                                        Title: Vice President

                                        Tax I.D. No. 58-2368752


                                        PURCHASER:

                                        COLUMBIA EQUITY TRUST, INC.
                                        a Maryland corporation


                                        By: /s/ Clint Fisch
                                            ------------------------------------
                                        Name: Clint Fisch
                                        Title: Senior Vice President and
                                               Director of Acq.

                                        Tax I.D. No. 20-1978579

     The Escrow Agent is executing this Agreement to acknowledge the Escrow Agent's responsibility under this Agreement, which may be modified only by a written amendment signed by all parties. Any amendment to this Agreement that is not signed by Escrow Agent shall be effective as to Seller and Purchaser, but shall not be binding on the Escrow Agent.

                                        ESCROW AGENT

                                        COMMERCIAL TITLE GROUP, INC.


                                        By: /s/ Douglas Nichols
                                            ------------------------------------
                                        Name: Douglas Nichols
                                        Title: President

                                   EXHIBIT A-1
                         DESCRIPTION OF OAKTON PROPERTY

All that certain lot or parcel of land situated, lying and being in Fairfax County, Virginia and being more particularly described as follows:

All of Parcel B-2-2A as shown on the Plat Showing a Resubdivision of Parcel "B-2-2", Flint Hill Manor Townhouses, by Dewberry and Davis, C.L.S., dated February, 1984 (revised August 29, 1984) attached to and as duly dedicated and recorded by virtue of the Deed of Resubdivision, Deed of Exchange, Deeds of Partial Release and Amendment of Deeds of Trust and Easement Agreement, dated June 29, 1984 and recorded in Deed Book 6030 at Page 1707 of the Land Records of Fairfax County, Virginia.

Said parcel also being shown on and described by metes and bounds according to As-Built Survey of Carfax Enterprises Limited Partnership Property, prepared for Carfax Enterprises Limited Partnership, The Manufacturers Life Insurance Company (U.S.A.), Commonwealth Land Title Insurance Company, and Metropolitan Title Agency, Inc., dated January 13, 1997, last revised January 29, 1997, prepared by Bengston, DeBell & Elkins, Ltd., Susan E. Stancik, Commonwealth of Virginia Land Surveyor, Registration #1818, and more particularly described by metes and bounds as follows:

Beginning at an iron pipe set at the Southwesterly property corner of the now or formerly Fairfax Hotel Ltd., Ptp. property, said point lying on the easterly right-of-way line of Chain Bridge Road, Route 123 (variable width), and being
0.13 miles in a Southerly direction from White Granite Drive; thence South
66 degrees 49' 45" East 413.28 feet with the southerly property line of the now or formerly Fairfax Hotel Ltd. Ptp. property to an iron pipe set on a westerly property line of the now or formerly White Granite Associates property; thence, running with the new or formerly White Granite Associates property the following courses and distances:

     1. South 23 degrees 11' 16" West 32.73 feet to a set drill hole;

     2. South 66 degrees 48' 44" East 222.00 feet to a set drill hole;

     3. North 75 degrees 09' 33" East 22.19 feet to a found pipe at a northerly property corner of Parcel B-2-2B Flint Hill Manor Townhouses; thence running with Parcel B-2-2B Flint Mill Manor Townhouses the following courses and distances:

     4. South 23 degrees 11' 16" West 37.66 feet to a set PK nail;

     5. North 65 degrees 48' 44" West 310.00 feet to a set PK nail;

     6. South 23 degrees 11' 16" West 214.00 feet to a set drill hole;

     7. North 66 degrees 48' 44" West 13.00 feet to a set drill hole;

     8. South 23 degrees 11' 16" West 43.00 feet to a set PK nail;

     9. South 66 degrees 48' 44" East 12.00 feet to a set PK nail;

     10. South 23 degrees 11' 16" West 34.00 feet to an iron pipe found;

     11. South 66 degrees 48' 44" East 88.71 feet to an iron pipe found;

     12. South 23 degrees 11' 16" West 29.50 feet to an iron pipe found on the northerly property line at Parcel A-l, Section One, Arrowood; thence, North 66 degrees 40' 44" West 354.56 feet with the northerly property line of Parcel A-I, Section One, Arrowood and continuing with the northerly property line of the now or formerly Smith property to an iron pipe set on the easterly right-of-way line of Chain Bridge Road; thence, running with the easterly right-of-way line of Chain Bridge Road the following courses and distances:

     13. along the arc of a curve to the right, 700.00 feet in radius, an arc distance of 193.87 feet, the chord of said arc running North 08 degrees 46' 08" East 193.25 feet to an iron pipe set;

     14. North 14 degrees 52' 0l" East 191.96 feet to the point of Beginning and containing 129,656 square feet or 2.9765 acres of land, more or less.

Together with a non-exclusive easement of pedestrian ingress and egress as granted by Oakton II Associates Limited Partnership to Oakton III Associates, a Virginia limited partnership, by Reciprocal Easement Agreement dated August 6, 1987 and recorded among the Land Records of Fairfax County, Virginia in Deed Book 6816 at Page 1272.

Also together with an access easement and right of way over and across the twenty-four foot wide ingress egress easement located on Parcel B-2-2B as granted by and defined in the Easement Agreement dated September 28, 1984 and recorded among the Land Records of Fairfax County, Virginia in Deed Book 6041 at Page 1834.

Also together with easements contained in the Easement and Operating Agreement dated February 17, 1984 and recorded among the Land Records of Fairfax County, Virginia in Deed Book 5902 at Page 1374, including the 24 foot wide perpetual access easement to White Granite Drive as shown on the plat attached to the Deed of Dedication recorded among the Land Records of Fairfax County, Virginia in Deed Book 5822 at Page 1, aforesaid records.

Also together with the 6 foot wide perpetual access casement, and the 24 foot wide ingress egress easement as contained in the Deed of Resubdivision recorded among the Land Records of Fairfax County, Virginia in Deed Book 6030 at Page 1707.

Being the land conveyed to CARFAX Enterprises Limited Partnership, a Delaware limited partnership by Special Warranty Deed recorded January 19, 1995 in Deed Book 9337 at Page 0850.

Tax Account Number: 047-4-19-B9

                                   EXHIBIT A-2
                        DESCRIPTION OF TOWNGATE PROPERTY

All that certain lot or parcel of land situated, lying and being in the City of Alexandria, and being more particularly described as follows:

Lot 503 as shown on the "Plat of Subdivision of the Land of Towngate Associates" attached to the Deed of Subdivision and Parking Easement recorded in Deed Book 1138 at Page 897 among the Land Records of the City of Alexandria, Virginia.

Together with such easements as may be appurtenant to the property described herein established by the Deed of Subdivision and Parking Easement recorded in Deed Book 1138 at Page 897 among the Land Records of the City of Alexandria, Virginia.

Tax Account Number: 035.04-0402
RPC No. 50449810

                                   EXHIBIT B-1
                                   OAKTON DEED

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT B-2
                                  TOWNGATE DEED

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT C-1
                               OAKTON BILL OF SALE

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT C-2
                              TOWNGATE BILL OF SALE

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT D-1
                             OAKTON LEASE ASSIGNMENT

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT D-2
                            TOWNGATE LEASE ASSIGNMENT

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT E-1
                            OAKTON GENERAL ASSIGNMENT

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT E-2
                           TOWNGATE GENERAL ASSIGNMENT

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT F-1
                                 TENANT LETTERS

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT F-2
                               CONTRACTOR LETTERS

                              PLEASE SEE ATTACHMENT

                                    EXHIBIT G
              FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT AFFIDAVIT

                              PLEASE SEE ATTACHMENT

                                    EXHIBIT H
                             OWNER'S TITLE AFFIDAVIT

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT I-1
                            CC&R ESTOPPEL CERTIFICATE

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT I-2
                              ESTOPPEL CERTIFICATE

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT J-1
                                  OAKTON LEASES

1.   VANCE INTERNATIONAL, INC. LEASE
     Lease Agreement dated August 22, 1985
     Amendment dated May 1, 1987
     Addendum #2 dated July 22, 1987
     Addendum #3 dated October 26, 1987
     Amendment No. 4 dated January 1,1988
     Amendment No. 5 dated June, 5, 1989
     Sixth Amendment to Lease dated October 31, 1989
     Seventh Amendment to Lease dated September 25, 1991
     Eighth Amendment to Lease dated December 30, 1991
     Ninth Amendment to Lease dated June 15, 1992
     Tenth Amendment to Lease dated May 20, 1993
     Eleventh Amendment to Lease dated November 19, 1993
     Twelfth Amendment to Lease dated March 3, 1994
     Thirteenth Amendment to Lease dated September 27, 1995
     Fourteenth Amendment to Lease dated March 27, 1996
     Fifteenth Amendment to Lease dated April 7, 1997
     Sixteenth Amendment to Lease dated December 7, 1998
     Seventeenth Amendment to Lease dated October 1, 2002
     Eighteenth Amendment to Lease dated September 19, 2003

2.   MRJ, INC. (GENERAL DYNAMICS) LEASE
     Lease Agreement dated February 11, 1991
     First Amendment to Lease dated February 13, 1992
     Second Amendment to Lease dated February 26, 1996
     Third Amendment to Lease dated August 13, 1996
     Fourth Amendment to Lease dated November, 1999
     Fifth Amendment to Lease dated April 12, 2001
     Sixth Amendment to Lease dated March 1, 2005

3.   SUNTRUST MORTGAGE INC. LEASE
     Lease Agreement dated June 30, 2004

                                  II. SUBLEASES

1.   VANCE INTERNATIONAL, INC. LEASE
     Sublease: Decision Strategies LLC dated October 1, 2002

                                   EXHIBIT J-2
                                 TOWNGATE LEASES

                                    I. LEASES

1.   BACON & THOMAS, PLLC

     Lease Agreement dated September 25, 2001
     First Amendment to Lease dated October 12, 2005

2. EDO PROFESSIONAL SERVICES, INC. (SUCCESSOR-IN-INTEREST TO DYNAMIC SYSTEMS, INC.)

     Lease Agreement dated November 20, 1991
     First Addendum to Lease dated February 22,1993
     Second Amendment to Lease dated October 1, 1996
     Third Amendment to Lease dated April 1, 1997
     Fourth Amendment to Lease dated July 2,1997
     Fifth Amendment to Lease dated November 10,1998
     Sixth Amendment to Lease dated July 9, 2001

3.   AMERICAN ASSOCIATION FOR HOMECARE

     Lease Agreement dated November 1, 1997
     First Amendment to Lease dated May 29, 2001

4.   AMERICAN PUBLIC COMMUNICATIONS COUNCIL, INC.

     Lease Agreement dated February 2, 2004
     First Amendment to Lease dated May 25, 2004

5.   COMMUNITY ANTI-DRUG COALITIONS OF AMERICA

     Lease Agreement dated August 4, 2003
     First Amendment to Lease dated January 26, 2004
     Second Amendment to Lease dated July 22, 2004

6.   CHWAT & COMPANY

     Lease Agreement dated June 14, 2001
     First Amendment to Lease dated February 2, 2004

7.   SUNG EUN KIM

     Lease Agreement dated September 29, 2005

8.   WORLD HOPE INTERNATIONAL, INC.

     Lease Agreement dated October 29, 2004

                                  II. SUBLEASES

1. EDO PROFESSIONAL SERVICES, INC. (SUCCESSOR-IN-INTEREST TO DYNAMIC SYSTEMS, INC.)

     Dentsply International, Inc. dated September 30, 2003
     Document and Packaging Brokers, Inc. d/b/a DocuPak dated September 25, 2003 World Hope International, Inc. dated October 18, 2004
     Hatteras Investments, LLC dated February 23,2005

2.   COMMUNITY ANTI-DRUG COALITIONS OF AMERICA

     Acute Long Term Hospital Association dated May 26, 2005

                             III. ACCESS AGREEMENTS

1. Access to the Towngate Property is permitted, during normal business hours, Monday through Friday, to those individuals who are not tenants and who possess memberships in the Fitness Center located at Towngate.

                                    EXHIBIT K
                                SECURITY DEPOSITS

I.   SECURITY DEPOSITS WITH RESPECT TO OAKTON PROPERTY

     TENANT                        CASH AMOUNT
     ------                        -----------
     General Dynamics, Suite 300    $16,874.09
                                    ==========
        TOTAL SECURITY DEPOSITS     $16,874.09

II.  SECURITY DEPOSITS WITH RESPECT TO TOWNGATE PROPERTY

     TENANT                                                 CASH AMOUNT
     ------                                                 -----------
     World Hope International, Suite 100                     $16,729.00
     Chwat & Company, Suite 103                              $ 3,577.00
     American Public Communications Council, Suite 104       $ 7,788.00
     American Association for Homecare, Suite 200            $ 9,601.50
     Community Anti-Drug Coalitions of America, Suite 300    $16,232.00
     Sung Eun Kim, Towngate Cafe, Suite G102                 $   600.00
                                                             ==========
        TOTAL SECURITY DEPOSITS                              $54,527.50

                                   EXHIBIT L-1
                                OAKTON RENT ROLL

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT L-2
                               TOWNGATE RENT ROLL

                              PLEASE SEE ATTACHMENT

                                   EXHIBIT M-1
                       OAKTON LEASING BROKERAGE AGREEMENTS

That certain Exclusive Listing Agreement dated August 16, 2004, by and between Seller and Trammell Crow Services, Inc.

                                   EXHIBIT M-2
                      TOWNGATE LEASING BROKERAGE AGREEMENTS

That certain Exclusive Listing Agreement dated August 9, 2004, by and between Seller and Trammell Crow Services, Inc.

The second installment of that commission due and payable with respect to that certain Lease Agreement with World Hope International dated October 29, 2004 shall be due and payable on January 1, 2007. The total amount of said second installment is $16,203.15, and shall be payable as follows: (i) $6,481.27 to be paid to Trammel Crow Company and (ii) $9,721.89 to be paid to Coldwell Banker Commercial.

                                   EXHIBIT N-1
                                OAKTON CONTRACTS

SERVICE CONTRACTS

CONTRACTOR                                         DATE OF CONTRACT
----------                                         ----------------
American Building Maintenance - Cleaning           11/9/2004
Backflow Technology, LLC - Contractor              N/A
ARC Water Treatment - Cooling Tower                2/1/1995
Chesapeake Protection Services - Sprinkler Tests   5/23/2001
Crystal Window Cleaning                            N/A
Honeywell Security - Security                      11/2/2001
PDS - Waste Management                             11/1/2001
SLS - Landscaping/Flowers/Snow Removal             12/1/2004
ThyssenKrupp Elevator                              11/30/2004
TriStar Mechanical - HVAC Contractor               1/1/2005
Tropical Expressions - Interior Plants             N/A
Western Pest Control                               2/1/1995

                                   EXHIBIT N-2
                               TOWNGATE CONTRACTS

SERVICE CONTRACTS

CONTRACTOR                                           DATE OF CONTRACT
----------                                           ----------------
ThyssenKrupp Elevator                                11/30/2004
Paradigm Service Group - Sprinkler Tests             12/1/2004
Owl Pest Control                                     5/20/1999
Econo Building Maintenance- Cleaning - Day Porter    9/29/2003
GSHall - Engineering & HVAC Maintenance              7/20/2004
Kastle Systems - Security Monitoring & Maintenance   12/18/2001
Crystal Window Cleaning                              N/A
Tropical Expressions - Interior Plants               N/A

COST SHARING AGREEMENT

Cost Sharing Agreement dated December 31, 2002, and effective January 1, 2002, by and between Seller and Towngate IV, L.L.C.

                                   EXHIBIT O-1
                                 OAKTON PERMITS

                                      NONE

                                   EXHIBIT O-2
                                TOWNGATE PERMITS

                                      NONE

                                    EXHIBIT P
                                 TAX PROCEEDINGS

                                      NONE

                                    EXHIBIT Q
                                  TI ALLOWANCES

OAKTON PROPERTY

Vance International:        $ 21,965.30

TOWNGATE PROPERTY

World Hope International:   $38,048.00
Bacon & Thomas:             $47,375.00